UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Soliciting Material under §240.14a-12

FLUOR CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee paid previously with preliminary materials.

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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

March 17, 2022
Dear Fellow Stockholders:
On behalf of our Board of Directors, thank you for your investment in Fluor. Our Board appreciates that it is elected by you, our stockholders, to oversee the management of our Company for the long-term benefit of all stakeholders.
We are pleased to invite you to join us at our 2022 annual meeting of stockholders to be held on Thursday, May 5, 2022 at 8:30 a.m., Central Daylight Time. This year’s meeting will again be held virtually at www.virtualshareholdermeeting.com/FLR2022. At this year’s meeting, we will vote on the election of nine directors and the ratification of Ernst & Young LLP as Fluor’s independent registered accounting firm. We will also hold a non-binding advisory vote on the compensation of Fluor’s named executive officers. Members of management will report on the state of the Company and respond to stockholder questions.
It is important that your shares be represented and voted at the annual meeting regardless of how many shares you own. Whether or not you plan to join the meeting, we encourage you to review our proxy materials and promptly cast your vote over the internet or by phone. Alternatively, if you receive a paper copy of the proxy materials by mail, you may vote by signing, dating and mailing the proxy card or voting instruction card in the envelope provided. Voting in any one of these ways will ensure that your shares are represented at the meeting.
Our Board remains committed to serving your interests and greatly appreciates your continued support of our Company. We look forward to you joining us virtually on May 5th.
Sincerely,

Alan L. Boeckmann Executive Chairman	David E. Constable Chief Executive Officer

“Thank you for your investment in Fluor . . . . Our Board remains committed to serving your interests and greatly appreciates your continued support of our Company.”

Notice of Annual Meeting of Stockholders

WHEN Thursday, May 5, 2022 8:30 a.m. Central Daylight Time WHERE Online at: www.virtualshareholdermeeting.com/FLR2022 RECORD DATE Close of business on March 7, 2022
ITEMS OF BUSINESS
1.
The election of the nine directors named in the proxy statement to serve until the 2023 annual meeting of stockholders.

2.
An advisory vote to approve the Company’s executive compensation.

3.
The ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for 2022.

4.
Such other matters as may be properly presented at the meeting.

All stockholders of record at the close of business on March 7, 2022 are entitled to receive notice of, and to vote at, the annual meeting of stockholders and any adjournment or postponement thereof. The annual meeting will be a virtual meeting, conducted exclusively online at www.virtualshareholdermeeting.com/FLR2022. Stockholders as of the record date may participate in the annual meeting online, vote, submit questions or view the list of registered stockholders during the meeting by visiting the meeting website and logging in with the control number on their proxy card or Notice of Internet Availability of Proxy Materials (the “Notice”).
Please cast your vote by either voting your shares over the internet or by phone, as promptly as possible. Alternatively, if you have received paper copies of your proxy materials, you may complete, sign, date and promptly return the proxy card or voting instruction card in the postage-prepaid return envelope provided, or you may follow the instructions set forth on the proxy card or voting instruction card to authorize the voting of your shares over the internet or by phone. Your prompt response is necessary to ensure that your shares are represented. If you wish to receive paper copies of your proxy materials, including the proxy card or voting instruction card, follow the instructions in the Notice.
By Order of the Board of Directors,

March 17, 2022 Irving, Texas	John R. Reynolds Executive Vice President, Chief Legal Officer and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING TO BE HELD ON MAY 5, 2022:
This proxy statement and the Company’s 2021 Annual Report to Stockholders are available at www.proxyvote.com

PROXY SUMMARY
This is a summary only and does not contain all of the information that you should consider in connection with this proxy statement. Please read the entire proxy statement carefully before voting.
GOVERNANCE HIGHLIGHTS

Director Independence	✓ 8 out of 9 director nominees are independent ✓ Independent lead director ✓ 100% independent Board committees ✓ Regular executive sessions of independent directors
Accountability	✓ Annual director elections ✓ Majority voting for directors in uncontested elections
Evaluation and Effectiveness	✓ Annual board and committee self-evaluations ✓ Annual evaluations of individual directors
Refreshment and Diversity
✓   Over 40% of director nominees are diverse (three female and two racially or ethnically diverse nominees)
✓   Search process for new directors must include women and minorities among candidates
✓   Board membership criteria takes into consideration diversity of thought and background
✓   Director mandatory retirement age

Director Engagement	✓ Overboarding policy limits directors’ service to no more than 4 total public company boards
Compensation Policies
✓   Executive compensation clawback policy
✓   Stock ownership guidelines for directors and executive officers
✓   Prohibition on hedging or pledging Company securities
✓   No single-trigger change-in-control agreements and no excise tax gross-ups in change-in-control agreements

Stockholder Rights	✓ Stockholder right to call special meetings
VOTING MATTERS
Stockholders are being asked to vote on the following matters:
PROPOSAL		BOARD’S VOTING RECOMMENDATION
1	The election of nine directors to serve until the 2023 annual meeting of stockholders and until their respective successors are elected and qualified. (page 1)	FOR All Nine Directors

2	An advisory vote to approve the Company’s executive compensation. (page 23)	FOR The Advisory Vote

3	The ratification of Ernst & Young LLP as independent registered public accounting firm for 2022. (page 65)	FOR The Ratification of Ernst & Young LLP

   FLUOR CORPORATION | 2022 PROXY STATEMENT      i

HOW TO VOTE
You are entitled to vote at the 2022 annual meeting of stockholders if you were a stockholder of record at the close of business on March 7, 2022, the record date for the meeting.
By Internet	By Telephone

www.proxyvote.com	1-800-690-6903
Visit www.proxyvote.com. You will need the 16-digit number included in your proxy card, voting instruction card or notice.	Call 1-800-690-6903 or the number on your voting instruction card. You will need the 16-digit number included in your proxy card, voting instruction card or notice.
By Mail	At the Virtual Meeting

Cast your ballot, sign your proxy card and send by pre-paid mail	Vote your shares online during the annual meeting
Send your completed and signed proxy card or voting instruction card to the address on your proxy card or voting instruction card.
You may also vote online during the annual meeting by following the instructions provided on the meeting website. You will need the 16-digit number included in your proxy card, voting instruction or notice.

Website References. Website references throughout this proxy statement are provided for convenience only and the content on the referenced websites is not incorporated by reference in, and does not form a part of, this proxy statement.
Forward-Looking Information. This document contains forward-looking statements relating to the manner in which we intend to conduct our activities based on our current plans and expectations. These statements are not promises of our future conduct or policy and are subject to a variety of uncertainties and other factors, many of which are beyond our control. Therefore, the actual conduct of our activities, including the development, implementation or continuation of any program, policy or initiative discussed in this proxy statement and the outcomes of such activities, may differ materially in the future. The statements of intention in this proxy statement speak only as of the date of this proxy statement, and we do not undertake to publicly update any statements in this proxy statement. Read our Annual Report on Form 10-K, which includes a list of factors that could cause actual operational and financial results to differ from those expected. Forward-looking and other statements in this document regarding our environmental and other sustainability plans and goals are not an indication that these statements are necessarily material to investors or required to be disclosed in our filings with the SEC. In addition, historical, current, and forward-looking social, environmental and sustainability-related statements may be based on standards that are still developing and our internal controls and processes that continue to evolve.

ii      FLUOR CORPORATION | 2022 PROXY STATEMENT

PROPOSAL 1 — ELECTION OF DIRECTORS

Proxy Statement
March 17, 2022
This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Fluor Corporation (the “Company” or “Fluor”) of your proxy for use at the annual meeting of stockholders to be held online at www.virtualshareholdermeeting.com/FLR2022 on Thursday, May 5, 2022, at 8:30 a.m. Central Daylight Time, or at any adjournment or postponement thereof. This proxy statement is first being mailed or made available to stockholders on March 17, 2022.
The current mailing address of the principal executive offices of Fluor Corporation is 6700 Las Colinas Boulevard, Irving, Texas 75039. Please direct any communications to this mailing address.
PROPOSAL 1 — ELECTION OF DIRECTORS
Each of the Company’s nominees are current directors, who were elected by stockholders at the 2021 annual meeting and whose terms will expire at the 2022 annual meeting. Each of Alan M. Bennett, Rosemary T. Berkery, David E. Constable, H. Paulett Eberhart, James T. Hackett, Thomas C. Leppert, Teri P. McClure, Armando J. Olivera and Matthew K. Rose has been nominated for election at the annual meeting to serve a one-year term expiring at the annual meeting in 2023 and until his or her respective successor is elected and qualified.
As previously announced, Alan L. Boeckmann decided not to stand for reelection at the annual meeting and will retire from the Board as of the annual meeting date. The Board and Company thank Mr. Boeckmann for his many years of service and contributions.
Each of the nominees listed above has agreed to serve as a director of the Company if elected. The Company knows of no reason why the nominees would not be available for election or, if elected, would not be able to serve. If any of the nominees decline or are unable to serve as a nominee at the time of the annual meeting, the persons named as proxies may vote either (1) for a substitute nominee designated by the Board to fill the vacancy or (2) just for the remaining nominees, leaving a vacancy.
Under the standard applicable to the Company’s director elections, a director must receive the affirmative vote of a majority of the votes cast; except that directors shall be elected by a plurality of the votes cast if the number of director nominees exceeds the number of directors to be elected (a situation we do not anticipate). A majority of the votes cast means that the number of shares voted “for” a director nominee must exceed the number of shares voted “against” that director nominee. If an incumbent director is not re-elected, the Governance Committee will consider his or her contingent resignation (given prior to the meeting) and make a recommendation to the Board on whether to accept or reject the resignation. The Board will then publicly announce its decision regarding whether to accept the resignation and, if not, the reasons why.

   FLUOR CORPORATION | 2022 PROXY STATEMENT      1

PROPOSAL 1 — ELECTION OF DIRECTORS
Director Nominees
As discussed further below under “Corporate Governance — Consideration of Director Nominees,” the Governance Committee is responsible for reviewing with the Board, on an annual basis (and as needed), the composition of the Board to assess whether the skills, experience and characteristics established by the Board are currently represented on the Board as a whole and in individual Board members, and to assess the criteria that may be needed in light of the Company’s anticipated future needs. Our directors have experience with businesses that operate in industries which we serve, such as oil and gas and infrastructure, and collectively have additional skills that are important to overseeing our business, such as knowledge of construction services, financial matters, risk oversight and compliance, and familiarity with non-U.S. markets. The following pages highlight the specific experience, qualifications, attributes and skills that our individual directors possess which have led the Governance Committee to conclude that each should continue to serve on the Board, and therefore may not list all of the skills and experience that each director possesses.
Director Skills Matrix
	Alan M. Bennett	Rosemary T. Berkery	David E. Constable	H. Paulett Eberhart	James T. Hackett	Thomas C. Leppert	Teri P. McClure	Armando J. Olivera	Matthew K. Rose
Attributes and Experience										Total
Independent	●	●		●	●	●	●	●	●	8/9
New Director Added in the Last 3 Years			●	●		●	●			4/9
CEO of a Public Company	●		●	●	●	●		●	●	7/9
Finance/Accounting Knowledge	●	●	●	●	●	●	●	●	●	9/9
Governance/Compliance	●	●	●	●	●	●	●	●	●	9/9
Human Resources/Compensation	●	●	●	●	●	●	●	●	●	9/9
Industry Experience			●	●	●	●		●		5/9
International Business	●	●	●	●	●	●	●			7/9
Legal		●					●			2/9
Mergers and Acquisitions	●	●	●	●	●	●	●	●	●	9/9
Risk Management	●	●	●	●	●	●	●	●	●	9/9
Strategic Planning and Focus	●	●	●	●	●	●	●	●	●	9/9
Independence	Diversity	New Directors
89%	44%	44%
of our nominees are independent	of our nominees are diverse (33% female and 22% racially or ethnically diverse)	of our nominees were added in the last 3 years

2      FLUOR CORPORATION | 2022 PROXY STATEMENT

PROPOSAL 1 — ELECTION OF DIRECTORS
Director Biographies
The following biographical information is furnished with respect to each of the nominees for election at the annual meeting.
ALAN M. BENNETT
Lead Independent Director Age: 71 Director Since: 2011 Board Committees: Audit (Chair), Executive and Organization and Compensation Independent: Yes	POSITION AND BUSINESS EXPERIENCE
President and Chief Executive Officer of H&R Block, Inc., a publicly traded entity providing tax, banking and business and consulting services, from 2010 until his retirement in 2011; Interim Chief Executive Officer of H&R Block from 2007 to 2008; Senior Vice President and Chief Financial Officer of Aetna Inc., a provider of health care benefits, from 2001 to 2007.
KEY ATTRIBUTES, EXPERIENCE AND SKILLS
Mr. Bennett brings a deep understanding of business operations, finance, sales and marketing, developed through his experience as a former Chief Executive Officer, Chief Financial Officer and Vice President of Sales and Marketing. His leadership roles at H&R Block and Aetna provide the Board with valuable public company insights into business strategy and financial planning. In addition, he brings almost 40 years of experience in accounting and financial matters to our Audit Committee.
OTHER PUBLIC COMPANY BOARD SERVICE
• Director, Halliburton Company • Director, The TJX Companies, Inc.
ROSEMARY T. BERKERY
Age: 68 Director Since: 2010 Board Committees: Governance (Chair), Audit and Executive Independent: Yes	POSITION AND BUSINESS EXPERIENCE
Vice Chair of UBS Wealth Management Americas and Chair and Chief Executive Officer of UBS Bank USA, each a wealth management banking business, from 2010 until her retirement in April 2018; Vice Chairman, Executive Vice President and General Counsel of Merrill Lynch & Co., Inc., a global securities and financial services business, from 2001 to 2008; joined Merrill Lynch in 1983.
KEY ATTRIBUTES, EXPERIENCE AND SKILLS
Ms. Berkery’s broad range of experience in financial, business and legal matters makes her a valued member of the Board. Her experience leading a $50 billion wealth management bank allows her to provide valued counsel on matters such as finance, banking arrangements, global business strategies, marketing and risk management. In addition, her 35 years in the legal field make her an excellent resource to the Governance Committee and the Board on legal and compliance matters.
OTHER PUBLIC COMPANY BOARD SERVICE
• Director, Mutual of America Life Insurance Company • Director, The TJX Companies, Inc.

   FLUOR CORPORATION | 2022 PROXY STATEMENT      3

PROPOSAL 1 — ELECTION OF DIRECTORS
DAVID E. CONSTABLE
Age: 60 Director Since: 2019 Board Committees: Executive Independent: No	POSITION AND BUSINESS EXPERIENCE
Chief Executive Officer (since 2021) of Fluor; Executive Vice President, Office of the CEO of Fluor in 2020; Chief Executive Officer (from 2011) and President (from 2014) of Sasol Limited, a publicly traded integrated chemicals and energy company, until his retirement in 2016; Group President, Project Operations at Fluor from 2009 to 2011; Group President, Power at Fluor from 2005 to 2009; first joined Fluor in 1982.
KEY ATTRIBUTES, EXPERIENCE AND SKILLS
Mr. Constable, the Company’s Chief Executive Officer, brings to the Board extensive experience with, and knowledge of, the Company’s business and strategy. His 30 plus years of service at Fluor, including as Group President of both Project Operations and Power, and his perspective as a client during his role as Chief Executive Officer of Sasol, provide the Board with a unique perspective of the Company and its industry. In addition, his roles as a director at other public companies within the industries we operate give him the experience to provide valuable advice on commercial strategies and operational risk.
OTHER PUBLIC COMPANY BOARD SERVICE
• Director, ABB Ltd. • Former director, Rio Tinto Limited and Rio Tinto plc • Former director, Anadarko Petroleum Corporation
H. PAULETT EBERHART
Age: 68 Director Since: 2020 (with prior service from 2010 to 2011) Board Committees: Commercial Strategies and Operational Risk and Organization and Compensation Independent: Yes	POSITION AND BUSINESS EXPERIENCE
Chair and Chief Executive Officer of HMS Ventures, a privately-held business involved with technology services and the acquisition and management of real estate, since 2014; President and Chief Executive Officer of CDI Corp., a provider of engineering and information technology outsourcing and professional staffing services, from 2011 through 2014; Chair and Chief Executive Officer of HMS Ventures from 2009 to 2011; President and Chief Executive Officer of Invensys Process Systems, Inc., a process automation company, from 2007 to 2009.
KEY ATTRIBUTES, EXPERIENCE AND SKILLS
Ms. Eberhart’s qualifications to serve on the Board include her many years of service as a Chief Executive Officer at both private and public companies. Her board service at other companies, including as a lead director at a public company, provides valuable corporate governance experience. In addition, her many years of service as an executive at Electronic Data Systems Corporation bring valuable operational, financial and accounting expertise to the Board.
OTHER PUBLIC COMPANY BOARD SERVICE

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Director, KORE Group Holdings, Inc.

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Director, LPL Financial Holdings Inc.

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Director, Valero Energy Corporation

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Former director, Anadarko Petroleum Corporation

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Former director, Cameron International Corporation

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Former director, Vine Energy Inc.

4      FLUOR CORPORATION | 2022 PROXY STATEMENT

PROPOSAL 1 — ELECTION OF DIRECTORS
JAMES T. HACKETT

Age: 68
Director Since: 2016
(with previous service from March 2001 to April 2015)
Board Committees:
Organization and
Compensation (Chair), Commercial Strategies and Operational Risk and Executive
Independent: Yes
POSITION AND BUSINESS EXPERIENCE
President of Tessellation Services, LLC, a privately-held consulting services firm, since 2013; Executive Chairman of Alta Mesa Resources, Inc., an onshore oil and gas exploration and production company, from 2018 to 2020; Chief Executive Officer of Kingfisher Midstream, LLC, a wholly owned subsidiary of Alta Mesa, from 2018 to 2020; Interim Chief Executive Officer of Alta Mesa from 2018 to 2019; Partner of Riverstone Holdings LLC, an energy and power focused private investment firm, from 2013 to 2018; Executive Chairman of Anadarko Petroleum Corporation from 2012 to 2013; Chief Executive Officer of Anadarko from 2003 to 2012. Alta Mesa Resources, Inc. and Kingfisher Midstream, LLC, and certain of their subsidiaries, filed for protection under Chapter 11 of the United States Bankruptcy Code in September 2019 and January 2020, respectively.
KEY ATTRIBUTES, EXPERIENCE AND SKILLS
Mr. Hackett has extensive knowledge of the global oil and gas industry. His several decades of executive experience, as well as his experience serving on other public company boards and as a former Chairman of the Board of the Federal Reserve Bank of Dallas, enable him to provide respected guidance on business strategy and financial matters, as well as perspective about the oil and gas and power markets.
OTHER PUBLIC COMPANY BOARD SERVICE
• Director, Enterprise Products Partners L.P. • Director, NOV Inc. • Former director, Alta Mesa Resources, Inc.
THOMAS C. LEPPERT
Age: 67 Director Since: 2019 Board Committees: Commercial Strategies and Operational Risk and Governance Independent: Yes	POSITION AND BUSINESS EXPERIENCE
Chief Executive Officer of Kaplan, Inc. a provider of education services to colleges, universities and businesses from 2014 until his retirement in 2015; President and Chief Operating Officer of Kaplan from 2013 to 2014; Mayor of the City of Dallas from 2007 to 2011; Chairman and Chief Executive Officer of The Turner Corporation from 1999 to 2006, one of the largest construction services companies in the U.S.
KEY ATTRIBUTES, EXPERIENCE AND SKILLS
Mr. Leppert’s diverse leadership background in the public and private sectors, both as a corporate chief executive officer and elected official, provide him with valuable experience in business, strategy, project management and governance. His prior service as Chief Executive Officer of The Turner Corporation provide unique insight and experience in the construction services industry.
OTHER PUBLIC COMPANY BOARD SERVICE
• Former director, Tutor Perini Corporation • Former director, W.S. Atkins PLC

   FLUOR CORPORATION | 2022 PROXY STATEMENT      5

PROPOSAL 1 — ELECTION OF DIRECTORS
TERI P. MCCLURE
Age: 58 Director Since: 2020 Board Committees: Audit and Governance Independent: Yes	POSITION AND BUSINESS EXPERIENCE
Chief Human Resources Officer and Senior Vice President, Labor at United Parcel Service, Inc., the world’s largest package delivery company and provider of global supply chain management services, from 2016 until her retirement in 2019; Senior Vice President, Legal, Compliance & Public Affairs, General Counsel & Secretary at UPS from 2006 to 2016; General Counsel at UPS from 2005 to 2006; joined UPS in 1995.
KEY ATTRIBUTES, EXPERIENCE AND SKILLS
Ms. McClure’s long tenure as a senior executive of a large, publicly traded company makes her a valued member of our Board. Her broad experience and expertise provide unique knowledge in human capital strategy and executive compensation, as well as compliance, regulatory, corporate governance and legal matters.
OTHER PUBLIC COMPANY BOARD SERVICE
• Director, GMS, Inc. • Director, JetBlue Airways Corporation • Director, Lennar Corporation
ARMANDO J. OLIVERA
Age: 72 Director Since: 2012 Board Committees: Commercial Strategies and Operational Risk (Chair) and Governance Independent: Yes	POSITION AND BUSINESS EXPERIENCE
Partner in the Ridge-Lane Limited Partners Sustainability Practice from 2018 to 2021; President (from 2003) and Chief Executive Officer (from 2008) of Florida Power & Light Company, an electric utility that is a subsidiary of a publicly traded energy company, until his retirement in 2012; joined Florida Power & Light in 1972.
KEY ATTRIBUTES, EXPERIENCE AND SKILLS
Mr. Olivera’s tenure as the former President and Chief Executive Officer of one of the largest electric utilities in the United States provides him with extensive knowledge of financial and accounting matters, as well as strong business leadership skills. Additionally, his experience as a consultant and his role as a director of other public companies give him the experience to provide valuable advice from a governance, sustainability and risk perspective.
OTHER PUBLIC COMPANY BOARD SERVICE
• Director, Consolidated Edison, Inc. • Director, Lennar Corporation

6      FLUOR CORPORATION | 2022 PROXY STATEMENT

PROPOSAL 1 — ELECTION OF DIRECTORS
MATTHEW K. ROSE
Age: 62 Director Since: 2014 Board Committees: Audit and Organization and Compensation Independent: Yes	POSITION AND BUSINESS EXPERIENCE
Advisor to BDT Capital Partners, LLC, an investment and advisory firm specializing in family and founder-led companies, since 2019; Executive Chairman, Burlington Northern Santa Fe, LLC, a subsidiary of Berkshire Hathaway Inc. (and former public company) and one of the largest freight rail systems in North America (“BNSF”), from 2014 until his retirement in 2019; Chairman and Chief Executive Officer of BNSF from 2002 to 2014; joined BNSF in 1993.
KEY ATTRIBUTES, EXPERIENCE AND SKILLS
Mr. Rose’s qualifications include his extensive leadership experience obtained from overseeing a large, complex and highly regulated organization, his considerable knowledge of operations management and business strategy and his deep understanding of public company oversight. In addition, his experience serving on other public company boards, as well as the board of the Federal Reserve Bank of Dallas, makes him a valuable contributor to our Board.
OTHER PUBLIC COMPANY BOARD SERVICE
• Director, AT&T Inc.
BOARD RECOMMENDATION ✓
The Board recommends a vote FOR the election of all nine director nominees.

   FLUOR CORPORATION | 2022 PROXY STATEMENT      7

CORPORATE GOVERNANCE
CORPORATE GOVERNANCE
Corporate Governance Highlights
We believe that good corporate governance practices promote the principles of fairness, transparency, accountability and responsibility and will provide long-term benefit to our stockholders. During the past year, we continued our annual practice of reviewing our corporate governance policies and practices, comparing them to those suggested by various commentators on corporate governance and the practices of other public companies and engaging with our stockholders on corporate governance issues.
The following highlights some of our core governance values:
Annual Director Elections	All directors stand for election annually.
Annual Board Evaluations	We conduct annual evaluations of the Board, its committees and all individual Board members.
Director Resignation Policy
If an incumbent director is not re-elected, the Governance Committee will consider his or her contingent resignation (given prior to the meeting) and make a recommendation to the Board on whether to accept or reject the resignation. The Board will then publicly announce its decision regarding whether to accept the resignation and, if not, the reasons why.

Stockholder Right to Call a Special Meeting	Holders of at least 25% of our outstanding common stock have the right to call a special meeting of stockholders.
Majority Voting Provisions	Our corporate governance documents contain majority (as opposed to supermajority) voting provisions.
Director Independence
All director nominees, with the exception of our Chief Executive Officer (“CEO”), are independent. We also have a Lead Independent Director who presides over executive sessions of the independent directors of the Board and approves agendas for Board meetings.

Proxy Access
Our proxy access bylaws give stockholders the ability to nominate and include director nominees in our proxy materials. Proxy access is available to a stockholder, or group of up to 20 stockholders, that has owned at least 3% of our outstanding common stock for at least three years, and can be used to nominate up to two directors or 20% of the Board (whichever is greater), provided that the other requirements of the bylaws are met.

Each year, our Board reviews all committee charters and in our most recent review the Board updated each of the charters for:
•
the Audit Committee;

•
the Governance Committee; and

•
the Organization and Compensation Committee.

In addition, in November 2021 the Board reviewed and updated the Company’s Corporate Governance Guidelines. You can access our current committee charters, Corporate Governance Guidelines, Code of Business Conduct and Ethics for Members of the Board of Directors, as well as other information regarding our corporate governance practices, on our website at www.fluor.com under “Sustainability” — “Governance” — “Corporate Governance Documents.” Our Code of Business Conduct and Ethics for Fluor employees can be found on our website at www.fluor.com under “Sustainability” — “Ethics and Compliance” — “The Code.”

8      FLUOR CORPORATION | 2022 PROXY STATEMENT

CORPORATE GOVERNANCE
Stockholder Engagement
Fluor has a long tradition of engaging with its stockholders and being responsive to their perspectives. In addition to our regular investor days, we meet with stockholders on corporate governance and other topics of interest to them. Prior to adopting corporate governance initiatives, we consider the policies of our stockholders and solicit certain of their perspectives on potential courses of action. Fluor and our Board have reached out to investors on a number of topics over the last several years, including governance, sustainability and compensation. Since our last annual meeting, we conducted stockholder engagement on topics including our Net Zero 2023 commitment, our diversity, equity and inclusion (“DE&I”) priorities, our CEO transition and executive compensation.
Environmental, Social and Governance Matters
At Fluor, fostering a high-performance culture with purpose is a strategic priority for value creation. In addition to supporting one of our core key values, excellence, a high-performance culture with purpose embraces a focus on environmental, social and governance (“ESG”) matters, including sustainability efforts, promoting social progress, and DE&I.
Our sustainability mission envisions meeting the needs of our clients while conducting business in a socially, economically and environmentally responsible manner to the benefit of current and future generations, thereby creating value for all stakeholders. Fluor helps clients safeguard the environment, conserve energy, protect lives and strengthen economies and social structures of communities.
To oversee our sustainability policies, strategies and programs, we have established a Sustainability Committee, led by an executive with full-time responsibility for sustainability matters. The Sustainability Committee includes representatives of each of our business segments, as well as a cross-functional team of subject matter experts from communications, health, safety and environmental, investor relations, human resources and legal.
Net Zero 2023
As a key priority, in January 2021, we announced our commitment to achieve net zero for Scopes 1 and 2 absolute greenhouse gas (“GHG”) emissions by the end of 2023. By achieving net zero, we seek to address our impact on climate change and demonstrate to all of our stakeholders the importance of managing our GHG emissions. Each quarter we publish a report on www.fluor.com detailing our progress to net zero because it is important that we are transparent with all of our stakeholders.
Diversity, Equity & Inclusion
We are committed to advancing DE&I. We believe that every voice matters, and we value DE&I at every level of our organization. We encourage diversity of cultures and perspectives as we build inclusive, high-performance teams. We listen actively, respect one another and foster an environment with a sense of pride and belonging. We engage and partner with stakeholders who represent and support gender, generation, sexual orientation, mental and physical ability, race and ethnic diversity. We encourage knowledge sharing among our employees and stakeholders.
We are focused on delivering four key impact pillars to advance DE&I:
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Champion an inclusive culture;

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Recruit, develop and retain talent;

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Enhance employee experience; and

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Improve social progress and impact.

   FLUOR CORPORATION | 2022 PROXY STATEMENT      9

CORPORATE GOVERNANCE
We work with a variety of outreach, community and education organizations, including a range of universities. In 2021, we added three historically Black colleges and universities (“HBCUs”) to our Global University Sponsorship Program. We also announced that we will provide $1 million, including matching donations over three years, to the three HBCUs.
We are committed to strengthening our talent pipeline by expanding diversity in recruiting. We post our job openings internally and externally to reach a broad, diverse pool of candidates from all backgrounds. We have implemented a balanced slate candidate selection practice for manager positions and above, which enables the identification of diverse candidates for positions across our offices and business lines.
We have established six regional inclusion councils to drive region-specific diversity and inclusion. In addition, we currently have four employee resource groups (“ERGs”): Black Employee Alliance (“BEA”), Emerging Leaders Group (“ELG”), Graduates Advancing to Professionalism (“GAP”) and Growing Representation & Opportunity for Women (“GROW”). ERGs are a critical component of strengthening our culture of inclusion by encouraging employee engagement, attracting and retaining talent and offering allyship of shared identity individuals to share new ideas, insights and perspectives.
Board Oversight of ESG
The Board is highly engaged in assessing sustainability and ESG matters and regularly receives updates on our performance, initiatives and challenges. Each of our Board’s committees has responsibilities overseeing aspects of ESG as detailed in their charters. In particular, the Governance Committee and the Organization and Compensation Committee play key roles in ESG oversight:
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The Governance Committee regularly receives reports from management regarding ESG efforts and reviews and discusses public reporting on these topics, as well as reviews and discusses ESG strategy, initiatives and policies with management. The Governance Committee makes recommendations regarding policies and procedures relating to charitable, education and political contributions. The Governance Committee also oversees Board composition, qualifications and diversity.

•
The Organization and Compensation Committee plays a key role in human capital management and DE&I, overseeing our strategic employment and workplace policies, practices and outcomes, including those related to equal opportunity, nondiscrimination, diversity in the workplace and environmental, health and safety policies. The Organization and Compensation Committee also reviews and monitors the Company’s top level organizational structure and senior management succession planning.

You can read more about our priority to develop a diverse workforce, our achievements in health, safety and environmental matters, our commitment to integrity and ethical business conduct and our proactive approach to community involvement and other sustainability efforts, by visiting our Sustainability Report at www.fluor.com under the “Sustainability” — “Sustainability Report” section. The Sustainability Report was developed using the Sustainability Accounting Standards Board standards and other standards.
Board Independence
In accordance with New York Stock Exchange (“NYSE”) listing standards and our Corporate Governance Guidelines, our Board determines annually which directors are independent and, through the Governance Committee, oversees the independence of directors throughout the year. In addition to meeting the minimum NYSE standards of independence, a director qualifies as “independent” only if the Board affirmatively determines that the director has no material relationship with the Company (either directly, or as a partner, stockholder or officer of an organization that has a relationship with the Company). A relationship is “material” if, in the judgment of the Board, the relationship would interfere with the director’s independent judgment.

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CORPORATE GOVERNANCE
Our Board has adopted director independence standards for assessing the independence of our directors. These criteria include restrictions on the nature and extent of any affiliations the directors and their immediate family members may have with us, our independent accountants, organizations with which we do business, other companies where our executive officers serve as compensation committee members and non-profit entities with which we have a relationship. Our independence standards are included in our Corporate Governance Guidelines, which are available at www.fluor.com under the “Sustainability” — “Governance” section.
The Board, as recommended by the Governance Committee, has determined that each of the Company’s director nominees (other than Mr. Constable) is independent of the Company and its management under NYSE listing standards and the standards set forth in our Corporate Governance Guidelines. The Board previously had determined that Mr. Peter J. Fluor, who served on the Board during part of 2021, was independent. The Board also determined that each of the members of the Audit, Commercial Strategies and Operational Risk, Governance and Organization and Compensation Committees has no material relationship with Fluor and is independent within the meaning of the NYSE standards and our director independence standards for such committee.
Mr. Boeckmann and Mr. Constable are not independent under the NYSE standards and our Corporate Governance Guidelines because of their employment as the Executive Chairman and CEO of the Company, respectively.
Finally, the Board reviewed charitable contributions made to non-profit organizations for which Board members (or their respective spouses) serve as an employee or on the board of directors. Specifically, the Board considered that certain directors and/or their family members (Ms. Berkery, Mr. Hackett, Mr. Leppert, Mr. Olivera and Mr. Rose) are affiliated with non-profit organizations that received contributions from the Company in 2021, 2020 or 2019. No organization received contributions in a single year in excess of $100,000; which falls below the thresholds of the Company’s independence standards.

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CORPORATE GOVERNANCE
Risk Management Oversight
The Board
Monitors how management operates the Company. When granting authority to management, approving strategies and receiving management reports, the Board considers the risks and vulnerabilities the Company faces. In addition, the Board discusses risks related to business strategy at an annual strategic planning meeting. The Board also delegates responsibility for the oversight of certain risks to the Board’s committees, each of which reports at least quarterly to the Board regarding the areas they oversee.

Audit Committee
Coordinates and communicates with the Board’s Commercial Strategies and Operational Risk Committee regarding strategic and operational risks.
Reviews and discusses with management the framework for identifying enterprise risks, including the overall enterprise risk management process, the methods of risk assessment, the risk mitigation strategies and the overall effectiveness of guidelines, policies and systems with respect to risk assessment and management.
Reviews and discusses with management significant enterprise risks, including those associated with overall financial reporting, disclosure process, legal matters, regulatory compliance, cybersecurity, information technology (“IT”) and data privacy, as well as accounting risk exposure and policies and procedures for derivative and foreign exchange transactions and insurance coverage.

Commercial Strategies and Operational Risk Committee
Reviews and discusses with management commercial strategies and operational risks, significant prospective and current projects, including major strategic and operational risks with respect to such prospects and projects, as well as risk identification, risk assessment and risk mitigation policies, procedures and practices for its strategic and operational risks.

Organization and Compensation Committee
Annually reviews compensation policies and programs, as well as the mix and design of short-term and long-term incentive compensation, to confirm that they do not encourage unnecessary and excessive risk taking.
Responsible for overseeing employment, workplace, environmental, health and safety policies.

Governance Committee
Responsible for overseeing issues that may create governance risks, such as board composition, director selection and the other critical governance policies and practices.
Reviews and discusses with management the operational, regulatory and reputational risks and impacts of ESG, including management of such risks and impacts.

COVID-19 Risks
From the beginning of the COVID-19 pandemic, the Board has engaged with management in identifying the strategic and operational risks to the Company from the pandemic. The Board has received regular updates from management regarding the impact of COVID-19 on the Company, including our employees, clients and the industries in which we operate. The Board’s discussions have involved a diverse set of issues, including the health and safety of our employees and job sites, the impact of the

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CORPORATE GOVERNANCE
pandemic on the communities where we are located, compliance with applicable laws and regulations and the pandemic’s effects on our clients, operations and results. In addition, the Audit Committee, as part of its oversight of the Company’s financial reporting processes, considered the design and operation of the Company’s internal controls in the context of the COVID-19 environment.
Cybersecurity Risks
Cybersecurity and other IT risks are important areas of focus for the Board, which views management of these risks as essential. As part of its oversight function, the Board devotes significant attention to these matters.
Our Board receives quarterly reports from management that address a broad range of cybersecurity and IT topics, including trends, regulatory developments, data security policies and practices, cybersecurity incidents, current and projected threat assessments and ongoing efforts to prevent, detect and respond to critical threats. In addition, the Audit Committee annually reviews and discusses with management risk issues associated with cybersecurity and IT and policies and controls to mitigate those risks, and periodically meets with our Chief Information Officer to review and discuss cybersecurity risk management and related issues.
Board Leadership
The Chairman of the Board is elected by the Board on an annual basis based on the recommendation of the Governance Committee. The Governance Committee annually reviews the leadership structure of the Board and recommends changes to the Board as appropriate. As set forth in our Bylaws and the Corporate Governance Guidelines, the Board is empowered to choose any one of its members as Chairman of the Board. In 2019, the Board determined that different individuals should hold the positions of Chairman of the Board and CEO of the Company with Mr. Boeckmann serving as Executive Chairman of the Board, which the Board maintained after naming Mr. Constable to serve as CEO. The Board determined this structure to be appropriate following Mr. Constable’s hiring, as it allowed him to focus on strategy, business and day-to-day operations, while enabling Mr. Boeckmann to focus on governance matters and serve as a liaison between the Board and senior management. This structure also has allowed the Board to benefit from Mr. Boeckmann’s prior experience and knowledge of the Company from his prior service as CEO during the time that the Company’s senior leadership was transitioning under Mr. Constable.
In connection with Mr. Boeckmann’s decision to retire from the Board, the Board named Mr. Constable as Chairman of the Board effective upon Mr. Boeckmann’s retirement. The Board has determined that Mr. Constable, as the individual with primary responsibility for managing the Company’s day-to-day operations, will be best positioned to chair regular Board meetings, lead and facilitate discussions of key business and strategic issues, provide input on the agenda for each Board meeting, and perform such other duties as the Board may request from time to time.
To provide for independent leadership, the Board has also established a Lead Independent Director position, as it believes that the role of Lead Independent Director promotes effective governance when the Company has a non-independent Chairman. The Lead Independent Director serves for a term of three years and is elected by the independent directors. The duties are closely aligned with the role of an independent chair. In particular, the Lead Independent Director’s primary responsibility is to preside over and set the agenda for all executive sessions of the independent directors of the Board.
The Lead Independent Director also:
•
approves agendas and schedules for meetings of the Board and information sent to the Board;

•
chairs Board meetings in the Chairman’s absence;

•
acts as a liaison between the independent directors and Chairman;

•
provides guidance on the director orientation process for new Board members;

•
consults and communicates with stockholders, as appropriate; and

•
monitors communications to the Board from stockholders and other interested parties.

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CORPORATE GOVERNANCE
The Lead Independent Director also has the authority to call executive sessions of the independent directors, as needed. In 2020, the independent members of the Board designated Mr. Alan M. Bennett to serve as Lead Independent Director for a three-year term that will expire in October 2023.
The Board believes that its current leadership structure provides independent Board leadership and engagement. In addition, each of the Board’s committees other than the Executive Committee is composed entirely of independent directors. Consequently, independent directors directly oversee critical matters such as the compensation policy for executive officers, succession planning, our methods of risk assessment and risk mitigation strategies, our policies and practices related to corporate governance, the director nominations process, our corporate finance strategies and initiatives, and the integrity of our financial statements and internal controls.
Board Meetings and Committees
During 2021, the Board held seven meetings, one of which was a strategic planning session. Each of the current directors attended more than 88% of the aggregate number of meetings of the Board and of the Board committees on which he or she served and which were held during the period that each director served.
As described earlier, the Lead Independent Director presides over all executive sessions of the independent directors. Executive sessions of independent directors take place at each regular Board meeting according to our Corporate Governance Guidelines. During 2021, six executive sessions of the independent directors were held.
The Board has a policy that directors attend the annual meeting of stockholders each year. All ten directors serving on the Board at that time attended the virtual 2021 annual meeting of stockholders.
Our Board has five standing committees:
•
Audit;

•
Commercial Strategies and Operational Risk;

•
Executive;

•
Governance; and

•
Organization and Compensation.

Each committee has a charter that has been approved by the Board. With the exception of the Executive Committee, each committee must review the appropriateness of its charter and perform a self-evaluation at least annually. Any recommended changes to the charters require approval by the Board.

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CORPORATE GOVERNANCE
The table below shows the current chairs and membership of each committee, and the independence status of each director.
Director	Independent	Audit Committee	Commercial Strategies and Operational Risk Committee	Executive Committee	Governance Committee	Organization and Compensation Committee
Alan M. Bennett*	✓	C		●		●
Rosemary T. Berkery	✓	●		●	C
Alan L. Boeckmann**				C
David E. Constable				●
H. Paulett Eberhart	✓		●			●
James T. Hackett	✓		●	●		C
Thomas C. Leppert	✓		●		●
Teri P. McClure	✓	●			●
Armando J. Olivera	✓		C		●
Matthew K. Rose	✓	●				●

* Lead Independent Director   ** Executive Chairman   C Chair   ● Member
AUDIT COMMITTEE
Members: • Alan M. Bennett, Chair* • Rosemary T. Berkery • Teri P. McClure • Matthew K. Rose*
Each of the directors who serves on the Audit Committee is independent within the meaning set forth in Securities and Exchange Commission (“SEC”) regulations, NYSE standards and our Corporate Governance Guidelines.
*Audit Committee Financial Expert, as determined by the Board.

Meetings During 2021:

Six, including one to review the 2020 Form 10-K and the proxy materials for the 2021 annual meeting.
Key Responsibilities:

The responsibilities of the Audit Committee and its activities during 2021 are addressed in the “Report of the Audit Committee” section of this proxy statement. The Audit Committee also meets in executive sessions, at least quarterly, with the independent registered public accounting firm, the head of internal audit and management. Meetings with management may include any or all of the CEO, the Chief Financial Officer, the Chief Legal Officer and the Chief Compliance Officer. The Audit Committee also has risk oversight responsibilities discussed above, and reviews and discusses with management risk issues associated with cybersecurity and other IT and policies and controls to mitigate those risks.

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CORPORATE GOVERNANCE
COMMERCIAL STRATEGIES AND OPERATIONAL RISK COMMITTEE
Members: • Armando J. Olivera, Chair • H. Paulett Eberhart • James T. Hackett • Thomas C. Leppert	Each of the members of the Commercial Strategies and Operational Risk Committee is independent within the meaning set forth in NYSE listing standards and our Corporate Governance Guidelines.
Meetings During 2021:

Five.
Key Responsibilities:

The Commercial Strategies and Operational Risk Committee’s primary responsibilities, which are discussed in detail within its charter, are to:
•
review and discuss with management commercial strategies and related risks, as well significant prospective and current projects, including any major strategic and operational risks with respect to such prospects and projects;

•
discuss with management the Company’s risk identification, risk assessment and risk mitigation policies, procedures and practices for its strategic and operational risks; and

•
see that the Board is regularly apprised of strategic and operational risks and associated risk mitigation policies, procedures and practices.

EXECUTIVE COMMITTEE
Members: • Alan L. Boeckmann, Chair* • Alan M. Bennett • Rosemary T. Berkery • David E. Constable • James T. Hackett
Each of the members of the Executive Committee is independent within the meaning set forth in the NYSE listing standards and our Corporate Governance Guidelines, other than Messrs. Boeckmann and Constable.
*Retiring from the Board at the 2022 annual meeting. Mr. Constable has been appointed Chair of the Executive Committee, effective upon Mr. Boeckmann’s retirement.

Meetings During 2021:

One.
Key Responsibilities:

When the Board is not in session, the Executive Committee has all of the power and authority of the Board, subject to applicable laws, rules, regulations and listing standards of the NYSE.

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CORPORATE GOVERNANCE
GOVERNANCE COMMITTEE
Members: • Rosemary T. Berkery, Chair • Thomas C. Leppert • Teri P. McClure • Armando J. Olivera	Each of the members of the Governance Committee is independent within the meaning set forth in the NYSE listing standards and our Corporate Governance Guidelines.
Meetings During 2021:

Four.
Key Responsibilities:

The Governance Committee’s primary responsibilities, which are discussed in detail within its charter, are to:
•
engage in succession planning for the Board;

•
identify qualified candidates to be nominated for election to the Board and directors qualified to serve on the Board’s committees;

•
develop, review and evaluate background information for any candidates for the Board, including those recommended by stockholders, and make recommendations to the Board regarding such candidates. For information relating to nominations of directors by our stockholders, see “— Consideration of Director Nominees” below;

•
oversee the independence of directors;

•
develop, implement, monitor and oversee policies and practices relating to corporate governance, including the Corporate Governance Guidelines and Code of Business Conduct and Ethics for Members of the Board of Directors;

•
oversee the annual evaluation of the Board, its committees and individual directors; and

•
review and receive reports from management regarding ESG efforts, and review and discuss with management public reporting on ESG topics, ESG strategy, initiatives, and policies, progress toward key ESG objectives and the operational, regulatory, and reputational risks and impacts of ESG.

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CORPORATE GOVERNANCE
ORGANIZATION AND COMPENSATION COMMITTEE
Members: • James T. Hackett, Chair • Alan M. Bennett • H. Paulett Eberhart • Matthew K. Rose	Each of the members of the Organization and Compensation Committee is independent within the meaning set forth in the NYSE listing standards and our Corporate Governance Guidelines.
Meetings During 2021:

Six. Each of the four regular meetings included an executive session attended by the committee members and the committee’s independent compensation advisor.
Key Responsibilities:

The Organization and Compensation Committee’s primary responsibilities, which are discussed in detail within its charter, are to:
•
review and monitor top level organizational structure and senior management succession planning and recommend the appointment of executive officers and other corporate officers;

•
review and approve corporate goals and objectives relevant to the Executive Chairman and the CEO’s compensation, evaluate (in consultation with the other independent directors) the achievement of those goals and recommend the compensation levels of the Executive Chairman and the CEO to the independent directors;

•
set the overall compensation policy for the executive officers (other than the Executive Chairman and the CEO), including base salary and annual and long-term incentive awards, and approve compensation paid to such officers, considering the recommendations of the CEO;

•
review the compensation for non-management directors annually and recommend changes to the Board; and

•
with respect to human capital management, oversee strategic employment and workplace policies, practices and outcomes, including those related to equal employment opportunity, nondiscrimination, diversity in the workplace, and environmental, health and safety.

In addition to the risk oversight responsibilities described above, the responsibilities of the Organization and Compensation Committee and its activities during 2021 are further addressed in the “Compensation Discussion and Analysis” section of this proxy statement. The Organization and Compensation Committee has the authority under its charter to delegate any portion of its responsibilities to a subcommittee, but did not do so in 2021.

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CORPORATE GOVERNANCE
Board and Committee Evaluations
In order to monitor and improve their effectiveness, and to solicit and act upon feedback received, the Board and its committees engage in an annual formal self-evaluation process. As part of the self-evaluation process, directors consider various topics related to Board composition, structure, effectiveness and responsibilities. While the Board and each of its committees conduct the self-evaluations annually, the Board considers its performance and that of its committees continuously throughout the year and shares feedback with management. The self-evaluation process that the Board has historically used is conducted as follows:

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CORPORATE GOVERNANCE
Consideration of Director Nominees
Director Qualifications and Diversity
The Board believes that our stockholders benefit when the Board includes individuals with a diverse range of backgrounds and experience to give the Board both depth and breadth in the mix of skills represented. Over 40% of our director nominees are diverse individuals, including three women and two racially or ethnically diverse directors.
As provided in our Corporate Governance Guidelines, while all directors should possess business acumen and must exercise sound judgment in their oversight of our operations, the Board endeavors to include in its overall composition an array of appropriate skills and experience in its overall composition. Accordingly, the Board and Governance Committee consider the qualifications of directors and director nominees both individually and in the broader context of the Board’s overall composition and the Company’s current and anticipated future needs.
The Board and Governance Committee also understand the importance of board refreshment and aim to strike a balance between the knowledge that comes from longer-term service on the board with the new experience, ideas and energy that can come from adding directors to the Board. To that end, our Corporate Governance Guidelines provide that non-management directors may not stand for re-election after the end of the year in which they reach the age of 75. In addition, the Board and Governance Committee view the consistent focus on Board membership criteria, Board composition and size, as well as the anticipation of vacancies, to be integral parts of board refreshment.
Director Qualifications
Our Corporate Governance Guidelines contain Board membership criteria that apply to current directors and nominees. The Governance Committee is responsible for reviewing with the Board on an annual basis (and as needed), and recommending to the Board, the skills, experience, characteristics and other criteria for identifying and evaluating Board members. The Governance Committee evaluates the composition of the Board annually (and as needed) to assess whether the criteria established by the Board are currently represented on the Board as a whole, and in individual directors, and to assess the criteria that may be appropriate in light of the Company’s anticipated future needs. This assessment takes into consideration issues of diversity of thought and background (including but not limited to gender, race, ethnicity, national background, geography and age), experience, qualifications, attributes and skills. Criteria that our Board looks for in a candidate include, among other things, an individual’s business experience and skills, judgment, independence, integrity, reputation and international background, the individual’s understanding of such areas as finance, marketing, IT, regulation and public policy, whether the individual has the ability to commit sufficient time and attention to the activities of the Board, the fit of the individual’s skills and personality with those of other directors in building a Board that is effective, collegial and responsive to the needs of the Company, and the absence of any potential conflicts with the Company’s interests. The Board assesses its effectiveness in achieving these goals in the course of assessing director candidates, which is an ongoing process, and in the context of its Board and committee evaluations.
Identifying and Evaluating Nominees for Director
The Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Governance Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, or skills or experience needs are identified, the Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Governance Committee through various means, including current Board members, professional search firms, stockholders or other persons. Under our Corporate Governance Guidelines, as part of the search process for each new director, the Governance Committee must include women and minorities in the pool of candidates. The Governance Committee reviews a variety of information about candidates,

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CORPORATE GOVERNANCE
including materials provided by professional search firms, if applicable, or other parties suggesting the candidate. In evaluating candidates, the Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board.
Stockholder Recommendations
The Governance Committee considers properly submitted stockholder recommendations for candidates for membership on the Board. If a stockholder properly recommends an individual to the Governance Committee to serve as a director, all recommendations are aggregated and considered by the Governance Committee at a meeting prior to the issuance of the proxy statement. Any materials provided in connection with the recommendation of a director candidate are forwarded to the Governance Committee, which assesses candidates in light of the membership criteria set forth under “— Director Qualifications” above and the Board’s existing composition. Any stockholder wishing to recommend a candidate for consideration by the Governance Committee should submit a recommendation in writing demonstrating their share ownership and indicating the candidate’s qualifications and other relevant biographical information and provide confirmation of the candidate’s consent to serve as director. This information should be addressed to the Secretary, Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039. Stockholders also have the ability to nominate directors for election in accordance with the Bylaws. See “2023 Annual Meeting of Stockholders — Advance Notice Procedures” and “— Proxy Access Procedures,” and Sections 2.04 and 2.10 of our Bylaws, which are available at www.fluor.com under “Sustainability” — “Governance.”
Related Person Transactions
The Company has adopted a written policy for the approval of transactions to which the Company is a party and in which the aggregate amount involved in the transaction will or may be expected to exceed $100,000 in any calendar year if any director, director nominee, executive officer, greater-than-5% beneficial owner or their respective immediate family members have or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity).
The policy provides that the Governance Committee reviews certain transactions and determines whether to approve those transactions. In doing so, the committee takes into account, among other factors it deems appropriate, whether the transaction is on terms that are no less favorable to the Company than terms generally available in a transaction with an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. The committee will not approve any transaction if it determines the transaction to be inconsistent with the interests of the Company and its stockholders. In addition, the Board has delegated authority to the chair of the Governance Committee to approve transactions where the aggregate amount involved is expected to be less than $1 million. A summary of any new transactions pre-approved by the chair is provided to the full Governance Committee for its review in connection with each regularly scheduled Governance Committee meeting.
The Governance Committee has considered and adopted standing pre-approvals under the policy for limited transactions with related persons. Pre-approved transactions include, but are not limited to:
•
employment of immediate family members of directors, director nominees, executive officers and greater-than-5% beneficial owners in non-executive positions with the Company;

•
business transactions with other companies at which a related person’s only relationship is as an employee (other than an executive officer) if the amount of business falls below the thresholds in NYSE listing standards and the Company’s director independence standards; and

•
contributions to non-profit organizations at which a related person’s only relationship is as an employee (other than an executive officer) or director if the aggregate amount involved does not exceed the lesser of $1 million or 2% of the organization’s consolidated gross annual revenue.

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CORPORATE GOVERNANCE
Alan L. Boeckmann, the current Executive Chairman of our Board and the Company’s former CEO, receives distributions of deferred compensation and payments of supplemental benefits under arrangements that were previously disclosed and were approved by the Organization and Compensation Committee and the Board’s independent directors at the time he served as CEO and for which he chose to receive annuity payments.
Certain Legal Proceedings
Since September 2018, eleven separate purported stockholders’ derivative actions were filed against various current and former members of the Board, including our nominees, other than Ms. Eberhart and Ms. McClure, as well as certain of Fluor’s current and former executives. The Company is named as a nominal defendant in the actions. The complaints generally allege federal securities law violations and breaches of the individuals’ fiduciary duties, including for purported oversight failures, with regard to statements that were made concerning the company’s internal and disclosure controls, risk management, revenue recognition and gas-fired power business, which statements the plaintiffs assert were materially misleading. While no assurance can be given as to their ultimate outcomes, the Company does not believe it is probable that it will incur a loss.
Communications with the Board
Individuals may communicate with the Board and individual directors by writing directly to the Board c/o the Secretary, Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039. Stockholders and other parties interested in communicating directly with the Lead Independent Director or with the independent directors as a group may do so by writing directly to the Lead Independent Director c/o the Secretary at the above address. The Lead Independent Director, with the assistance of Fluor’s internal legal counsel, is primarily responsible for monitoring any such communications from stockholders and other interested parties to the Board, individual directors, the Lead Independent Director or the independent directors as a group, and provides copies or summaries of such communications to the other directors as he considers appropriate.
Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Lead Independent Director considers to be important for the directors to know. The Board will give appropriate attention to written communications on issues that are submitted by stockholders and other interested parties and will respond if and as appropriate.
Compensation Committee Interlocks and Insider Participation
During 2021, Mr. Bennett, Ms. Eberhart, Mr. Hackett, Mr. Olivera and Mr. Rose served on the Organization and Compensation Committee. During 2021, there were no compensation committee interlocks between the Company and other entities involving the Company’s executive officers and directors.

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PROPOSAL 2 — EXECUTIVE COMPENSATION
PROPOSAL 2 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
We are asking stockholders to vote on an advisory resolution to approve the Company’s executive compensation as reported in this proxy statement.
We urge stockholders to read the “Compensation Discussion and Analysis” beginning on page 24, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables and narrative, which provide detailed information on the compensation of our named executive officers.
In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution at the annual meeting:
RESOLVED, that the stockholders of Fluor Corporation (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement for the Company’s 2022 annual meeting of stockholders.
This advisory resolution, commonly referred to as a “say on pay” resolution, is non-binding on the Board. Although non-binding, the Board and the Organization and Compensation Committee will review and consider the voting results when evaluating our executive compensation program. An advisory stockholder vote on the frequency of stockholder votes to approve executive compensation is required to be held at least once every six years. The Company last held an advisory vote on frequency in 2017. After consideration of the vote of stockholders at the 2017 annual meeting of stockholders and other factors, the Board decided to hold advisory votes to approve executive compensation annually until the next advisory vote on frequency. Accordingly, the next advisory vote to approve executive compensation will be held at the 2023 annual meeting of stockholders.
BOARD RECOMMENDATION ✓
The Board recommends a vote FOR the approval of the advisory resolution to approve executive compensation.

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COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis describes the principles, objectives and features of our compensation program, as well as the decisions made under this program for 2021, for our named executive officers (“NEOs”). For 2021, our NEOs were:
Name	Position
David E. Constable	Chief Executive Officer, effective January 1, 2021
Joseph L. Brennan	Executive Vice President and Chief Financial Officer
Alan L. Boeckmann	Executive Chairman
Thomas P. D’Agostino	Group President, Mission Solutions
Mark E. Fields	Group President, Project Execution
Garry W. Flowers	Former Executive Vice President, Construction, HSE and Risk, through January 18, 2021(1)

 (1)
Mr. Flowers remained employed in a non-executive officer role through June 30, 2021.

Executive Summary
Overview of 2021 Business Context and Performance
In 2021, we continued to make progress on repositioning the Company for sustained and profitable growth as we continue down our path to become the preeminent leader of professional and technical solutions for our clients, while continuing to be a global front runner in the engineering and construction industry. Following several periods of disappointing financial and operational results, during 2019, we initiated a restructuring plan designed to optimize costs and improve operational efficiency. Mr. Boeckmann, who had served as CEO from 2002 to 2011, rejoined the Company as Executive Chairman. Mr. Brennan was appointed as our new Chief Financial Officer, effective July 22, 2020, and in November 2020, we announced the appointment of Mr. Constable as our new CEO, effective January 1, 2021.
In January 2021, our new management team outlined our strategy, Building a Better Future, which includes four strategic priorities:
•
Driving growth across the portfolio, by growing markets outside of the traditional oil and gas sector, including energy transition, advanced technology and life sciences, high-demand metals, infrastructure, nuclear and civil, defense, and intelligence services for governments.

•
Reinforcing financial discipline, and maintaining a solid balance sheet by generating predictable cash flow and earnings.

•
Pursuing contracts with fair and balanced terms, by focusing on more favorable, risk-adjusted agreements that reward Fluor for the value it delivers.

•
Fostering a high-performance culture with purpose, by ensuring execution excellence for our customers, advancing our DE&I efforts and promoting social progress and sustainability.

During 2020 and 2021, our business was adversely affected by the impacts of COVID-19 and the volatility in oil prices. Revenue decreased due to volume declines on completed projects, projects nearing completion and the cancellation of three large projects. Nevertheless, throughout 2021 our new management team focused on advancing our strategic priorities and laying the groundwork for future success:
•
We experienced substantial expansion in many of our end markets and believe we are well-positioned to meet our strategic goal of growing non-traditional oil and gas revenue to 70% of our portfolio;

24      FLUOR CORPORATION | 2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
•
We made significant reductions in debt and made progress on our company-wide effort to systemically and permanently reduce corporate, operating and real estate costs.

•
We improved the quality of our backlog, with new award gross margins above our 2021 plan, enhanced our corporate risk process and continued to focus on our stringent pursuit criteria.

•
We announced our commitment to achieve net zero emissions for Scopes 1 and 2 GHG emissions by the end of 2023, advanced our DE&I efforts across the Company, and launched performance scorecards for our senior leadership that include ESG goals to drive performance and accountability.

During the first quarter of 2021, we changed the composition of our segments to implement our new strategy and to pursue opportunities in our designated markets. We also made progress on our plans to divest our Stork and AMECO businesses, and expect to complete the sale of Stork and the remaining AMECO operations in mid-2022.
Real Pay Delivery and Performance Alignment
Our executive compensation program is designed to link real pay delivery with performance by establishing rigorous goals for our performance-based annual and long-term incentives that reinforce our business strategy and that support long-term value creation for the Company and our stockholders.
Annual Incentives recognize and reward achievement of near-term objectives that support long-term value creation, including annual goals for net earnings and cash flow from operations, as well as individual achievement of annual strategic goals. We also focus on the safety and well-being of our workforce. Our progress in advancing our strategic priorities in 2021 is reflected in the increase of our stock price from $15.97 at the end of 2020 to $24.77 at the end of 2021, our increased consolidated segment profit for 2021 over 2020, and above target achievement of our 2021 financial goals, resulting in above target payouts of our annual incentives. Average 2021 annual incentives for our NEOs were 135% of target, and ranged individually from 121% to 155%. From 2018 to 2021, annual incentives to NEOs averaged 86% of target, ranging from a low of 46% in 2019 to a high of 135% in 2021, reflecting the improved health of our business under our new management team.

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COMPENSATION DISCUSSION AND ANALYSIS
Long-term incentives represent a much more significant portion of our NEO annual compensation opportunity and are partially based on financial performance over a three-year performance period. Performance-based long-term incentive awards that vested in 2021 earned 18% of target units. From 2018 to 2021, performance-based long-term incentive awards earned an average 25% of target units at vesting, ranging from a low 18% in 2021 to a high of 39% in 2019.
Because our mid- to longer-range stock-price performance has been below historical norms, non-qualified stock options awarded to NEOs in 2018 and 2019 are underwater, with grant prices ranging from $27.72 in 2019 to $58.15 in 2018. Similarly, the dollar value realized from performance-based long-term incentives that vested in 2018 through 2021 averaged approximately 11% of target dollar value, ranging from a low of 6% in 2020 to a high of 20% in 2018.

26      FLUOR CORPORATION | 2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Mix Supports Pay-for-Performance Alignment
Our compensation mix reinforces our commitment to pay-for-performance alignment. As shown in the charts below, in 2021, 89% of our CEO’s target total direct compensation (“TDC”) and an average of approximately 78% of our other NEOs’ target TDC was in the form of variable compensation, where real pay delivery is variable depending on performance or price of the Company’s common stock.

(1)
Target TDC consists of actual base salary, target annual incentive and the value of all long-term incentives on the date of the award. Other NEOs’ Target TDC does not include Mr. Flowers, as his annual incentive was pro-rated, and he was not included in the long-term incentives awarded to the other NEOs because he ceased to serve as an executive officer effective January 18, 2021 and terminated employment effective June 30, 2021.

For 2021, annual incentives for NEOs were paid in cash and based on the achievement of pre-established financial, operational and annual strategic goals for the year. Long-term incentives included a mix of restricted stock units (“RSUs”), performance-based equity awards (“Performance Awards”) and non-qualified stock options. The 2021 Performance Awards are settled in shares based on achievement of earnings per share (“EPS”) and return on invested capital (“ROIC”) goals over three one-year periods, adjusted based on the Company’s three-year cumulative total shareholder return relative to companies in the S&P 500 on the date of the award (“Relative TSR”).
Compensation Actions in 2021
In making decisions regarding the compensation opportunities for the NEOs for 2021, the Organization and Compensation Committee (the “Committee”) took into account market conditions and performance, and also considered market data for our compensation peer group (as described beginning on page 41, the “Peer Group”) and general industry peers.
The Committee took the following specific actions with respect to NEO compensation for 2021:
•
Increased base salaries for some of the NEOs to better align with similar positions in our Peer Group and maintain the competitiveness of our overall compensation program.

•
Aligned our 2021 annual incentives with our new strategy by modifying the annual incentive program, which in 2020 was based 90% on strategic performance and 10% on safety due to the delayed filing of the 2019 Form 10-K and the impact of the COVID-19 pandemic. In 2021 we

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COMPENSATION DISCUSSION AND ANALYSIS
returned to performance measures comparable to those used in 2019 and earlier years.
—
The 2021 annual incentive for corporate-level executive officers was based on: (i) 30% corporate net earnings, (ii) 30% cash flow from operations, (iii) 10% safety and (iv) 30% strategic performance.

—
The 2021 annual incentive for executives serving as business group presidents was based on: (i) 15% corporate net earnings, (ii) 15% cash flow from operations, (iii) 30% business group earnings before income taxes, (iv) 10% safety, and (v) 30% strategic performance.

•
Maintained the same mix of long-term incentive awards as 2020, with 50% of the awards being Performance Awards, 35% RSUs and 15% non-qualified stock options.

•
Maintained the same design for the Performance Awards as used in 2020.

Compensation Governance Highlights
Our executive compensation policies reflect our strong focus on sound governance. As in prior years, the following practices and policies were in effect during 2021:
What we do	What we do not do

✔
Maintain robust stock ownership guidelines, including a 6x base salary requirement for the CEO.

✔
Maintain a clawback policy for performance-based compensation and forfeiture provisions in our equity awards.

✔
Provide a balanced program design that does not encourage behavior that could create material adverse risks to our business.

✔
Conduct an annual compensation risk assessment.

✔
Recognize DE&I in annual incentive determinations.

✔
Engage an independent compensation consultant for our fully independent Committee.

✘
No single trigger change-in-control agreements.

✘
No excise tax gross-ups in change-in-control agreements.

✘
No repricing of stock options without stockholder approval.

✘
No payments of dividends or dividend equivalents on unvested stock awards.

✘
No hedging, pledging and short-term trading of Company stock.

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COMPENSATION DISCUSSION AND ANALYSIS
How NEO Compensation is Tied to Performance
We use a balanced approach to compensation with a variety of pay elements to support the attraction and retention of key executive talent necessary to run our business, and reward the achievement of both short- and long-term goals, the majority of which are directly linked to performance as described below:
Component	Primary Purpose	Linkage to Performance
Base Salaries	Provide a market competitive, stable level of income to attract and retain top talent
•
Individual responsibility, leadership, performance and contributions to the Company, overall salary movements in the Peer Group, and internal pay equity are considered in determining initial salary levels and any salary adjustments each year

Annual Incentives	Provide annual cash compensation for achievement of annual performance goals
•
Based on Company achievement of near-term objectives that support long-term value creation, including net earnings, cash flow from operations and safety, as well as achievement of annual strategic goals including DE&I objectives

•
Completely at-risk, depending on actual performance against the established criteria

Long-Term Incentives
Performance Awards (50% of 2021 LTI)	Provide a stock-based incentive and retention vehicle linked to formulaic financial and Relative TSR measures that focus NEOs on the creation of long-term value
•
Performance Awards are earned based on performance against annual EPS and ROIC criteria averaged over three one-year periods, and the Company’s Relative TSR against the S&P 500

•
Cliff vest at the end of the performance period, aligning the interests of NEOs with those of long-term stockholders by focusing NEOs on the Company’s financial and Relative TSR performance against the S&P 500 over a three-year period

•
Completely at-risk, depending on actual performance against the relevant measures and Relative TSR against the S&P 500

Restricted Stock Units (35% of 2021 LTI)	Provide a long-term equity ownership and retention vehicle that is directly linked to stockholder value creation over time
•
Vest in equal thirds over three years, aligning the interests of NEOs with those of stockholders by focusing NEOs on the Company’s financial performance over a three-year period

•
Value is at-risk, increasing or decreasing with the stock price over the vesting period

Stock Options (15% of 2021 LTI)	Provide a long-term vehicle that is directly linked to growing the value of our stock price over time
•
Vest in equal thirds over three years and have a ten-year life, aligning the interests of NEOs with those of stockholders by focusing NEOs on long-term stockholder value creation

•
Completely at-risk, attaining value only if the stock price grows from the initial grant price

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COMPENSATION DISCUSSION AND ANALYSIS
Components of 2021 NEO Compensation
Base Salaries
The Company provides NEOs with base salaries for a competitive, stable level of income, since other elements of their direct compensation are at-risk based on Company performance. The Committee reviews base salaries for NEOs annually and upon a change in responsibilities.
In establishing and annually evaluating base salary levels, the Committee and, with respect to the CEO and Executive Chairman, the independent directors of the Board consider the following factors:
•
The recommendations of the CEO with respect to the base salary levels of the NEOs other than the CEO and Executive Chairman;

•
Peer Group data and general industry survey data for comparable positions prepared by the Committee’s independent consultant;

•
Individual level of responsibility, leadership, performance and contributions to the Company; and

•
Internal pay equity based on relative duties and responsibilities.

Mr. Constable’s salary, which was unchanged from 2020, was set pursuant to the offer letter negotiated when he joined the Company in December 2020. Following the annual review at the beginning of 2021, the base salaries of Messrs. Brennan, D’Agostino and Fields increased 3.0% over 2020, while the base salaries of Messrs. Boeckmann and Flowers remained the same. The 2021 annualized base salaries for the NEOs as of December 31, 2021 (and for Mr. Flowers, as of his last day of employment) were as follows:
Name	2021 Base Salary
David E. Constable	$1,350,000
Joseph L. Brennan	$515,000
Alan L. Boeckmann	$525,000
Thomas P. D’Agostino	$516,400
Mark E. Fields	$618,000
Garry W. Flowers	$600,000
Annual Incentives
Cash-based annual incentives are provided to motivate and reward NEOs for achieving annual performance objectives. In 2021, each of the NEOs participated in the annual incentive award program and had a target annual incentive amount established as a percentage of annual base salary. This percentage reflects each NEO’s respective organizational level, position and responsibility for achievement of the Company’s strategic goals and aligns with market practice.

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COMPENSATION DISCUSSION AND ANALYSIS
The 2021 target annual incentives for each NEO who participated in the 2021 annual incentive award program were as follows:
Name	Percentage of Base Salary	Target Annual Incentive Amount
David E. Constable	150%	$2,025,000
Joseph L. Brennan	85%	$437,800
Alan L. Boeckmann	100%	$525,000
Thomas P. D’Agostino	85%	$439,000
Mark E. Fields	95%	$587,100
Garry W. Flowers(1)	95%	$285,000

 (1)
Mr. Flowers’s target annual incentive was pro-rated for the period between January 1, 2021 and June 30, 2021, the last day of his employment.

NEOs could receive from zero to 200% of their target annual incentive amounts, depending on the extent that applicable performance goals were achieved. The types of measures, relative weightings and goals are determined by the Committee each year.
When determining performance measures and goals, the Committee considers the Company’s annual operating plan and strategic priorities at the start of the year, as well as the Company’s performance in the previous year. For 2021, the Committee returned to performance measures comparable to those used in 2019 and earlier years, which were a combination of objective financial targets and strategic and safety performance measures. Target levels of achievement against these goals were tied to goals established at the beginning of the year. The use of multiple financial and strategic goals prevents an overemphasis on any one financial metric and focuses the NEOs on key areas of importance to the Company and its stockholders. The 2021 performance measures, along with their respective weights, for the NEOs were as follows:
2021 Measure	David E. Constable	Joseph L. Brennan	Alan L. Boeckmann	Thomas P. D’Agostino	Mark E. Fields	Garry W. Flowers
Corporate Net Earnings	30%	30%	30%	15%	30%	20%
Cash Flow from Operations	30%	30%	30%	15%	30%	20%
Mission Solutions EBIT	—	—	—	30%	—	—
Safety	10%	10%	10%	10%	10%	10%
Strategic Performance	30%	30%	30%	30%	30%	30%
Corporate Overhead Spend(1)	—	—	—	—	—	20%

 (1)
Corporate overhead spend is not a performance measure used for executive officers, and is included for Mr. Flowers because he was no longer an executive officer at the time performance measures were set.

Performance Measures for 2021
Corporate Net Earnings. Corporate net earnings is defined as the amount of net earnings from continuing operations attributable to Fluor.
Cash Flow from Operations. Cash flow from operations is defined as total segment profit plus the change in the business segment working capital accounts (accounts receivable, work in progress, advance billings and accounts payable).
Mission Solutions EBIT (Segment Profit). Mission Solutions Earnings Before Interest and Tax (“EBIT”), the profit measure used for compensation purposes, is typically the same as segment profit, the profit measure reported externally in our financial statements.

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COMPENSATION DISCUSSION AND ANALYSIS
Safety. Safety performance for corporate-level executive officers is assessed based on the Company’s overall safety performance using both leading and lagging performance indicators. For executive officers serving as business group presidents, the assessment is based on the overall safety performance of the business groups for which they are responsible.
Strategic Performance. Strategic performance for each NEO was measured against qualitative annual strategic goals identified at the beginning of the year, which relate to the Company’s strategic priorities and include DE&I objectives.
At the time the Committee approved the performance measures and goals in February 2021, it also approved definitions of corporate net earnings, cash flow from operations and Mission Solutions EBIT that aim to hold management accountable for results from Fluor’s core business operations, which fall under their control, by excluding the following items: (i) expenses, income, gains or losses and taxes related to discontinued or divested operations; (ii) the effect of changes in tax laws, accounting principles, or other such laws or provisions affecting reporting results; (iii) restructuring charges; (iv) NuScale operating results; (v) gains or losses resulting from the curtailment or settlement of defined benefit pension plans in the Netherlands; (vi) significant asset impairments; (vii) effects of significant natural disasters; (viii) significant litigation and regulatory costs and settlements or associated damages and (ix) the impact of foreign currency re-measurement, including embedded derivative effects. Subsequently, when making the final annual incentive determination, the Committee determined to also exclude costs of debt extinguishment that occurred in 2021 and mark-to-market expenses associated with certain cash-settled incentive awards to non-executive officers that we incurred in connection with material increases to the Company’s stock price.
2021 Annual Incentive Determination
The performance ranges for the corporate net earnings, cash flow from operations and Mission Solutions EBIT measures, together with the actual achievement of the measures and the resulting performance ratings, are presented below:
	2021 Performance Ranges (in millions)
Measure(1)	Min	Target	Max	2021 Actual Achievement(2)	Performance Rating
	(0.375 rating)	(1.0 rating)	(2.0 rating)
Corporate Net Earnings	$85.4	$142.3	$199.2	$161.5	1.34
Cash Flow from Operations	$181.0	$301.6	$422.3	$340.9	1.33
Mission Solutions EBIT	$37.4	$62.3	$87.3	$154.9	2.00

 (1)
The performance measures are defined above under “— Performance Measures for 2021.”

 (2)
The amounts shown exclude certain items discussed above under “— Performance Measures for 2021.”

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COMPENSATION DISCUSSION AND ANALYSIS
The 2021 annual strategic goals and key achievements for each NEO participating in the 2021 annual incentive program, other than Mr. Flowers who was not an executive officer at the time the annual strategic goals were set, were as follows:
Name	Strategic Goal	Key Achievements
David E. Constable	Overall Corporate Strategy	✓ Developed, communicated and implemented our new corporate strategy, Building a Better Future.
	Drive Growth Across the Portfolio	✓ Established energy transition portfolio and launched key account management process, aligning our capabilities with client needs.
	Pursue Contracts with Fair and Balanced Terms	✓ Increased reimbursable backlog and enhanced corporate risk process to increase transparency and management accountability.
	Foster a High-Performance Culture with Purpose	✓ Established Net Zero 2023 and DE&I executive goals across the Company.
Joseph L. Brennan	Reinforce Financial Discipline	✓ Made significant progress towards cost-optimization and realized a run-rate savings of $52 million in 2021.
✓ Reduced outstanding debt from $1.7 billion to $1.2 billion during 2021 and lowered debt-to-capitalization ratio to 41%
	Foster a High-Performance Culture with Purpose	✓ Sponsored global DE&I Day of Understanding event and Listening & Learning sessions in Dallas office.
Alan L. Boeckmann	Reinforce Financial Discipline	✓ Actively supported the merger agreement between NuScale Power, LLC with Spring Valley Acquisition Corp.
	Pursue Contracts with Fair and Balanced Terms	✓ Improved the Board’s role in the corporate risk process through active involvement with the Commercial Strategies and Operational Risk Committee.
	Foster a High-Performance Culture with Purpose	✓ Led the Board in a renewed focus on ESG matters.
Thomas P. D’Agostino	Drive Growth Across the Portfolio	✓ Supported the “green energy” technology initiatives and growing technological solutions portfolio.
✓ Mission Solutions supported the U.S. Government in providing humanitarian support for Afghan evacuees as part of Operation Allies Welcome.
	Foster a High-Performance Culture with Purpose	✓ Took an active leadership role in DE&I serving as executive sponsor of the new Black Employee Alliance ERG.
Mark E. Fields	Reinforce Financial Discipline	✓ Drove 17% overhead reduction across project execution functions.
	Pursue Contracts with Fair and Balanced Terms	✓ Enhanced project risk practices to improve project execution.
	Foster a High-Performance Culture with Purpose	✓ Increased the percentage of procurement spending going to minority or women owned suppliers over 2020.

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COMPENSATION DISCUSSION AND ANALYSIS
Achievement of the strategic performance measure varied among the NEOs because of the differences in responsibilities and individual accomplishments.
Each NEO’s strategic performance rating, other than for Messrs. Constable, Boeckmann and Flowers, was determined based on evaluations and recommendations by Mr. Constable that were assessed and subsequently approved by the Committee. In the case of Messrs. Constable and Boeckmann, strategic performance was assessed by the independent directors of the Board after consideration of a recommendation from the Committee. Mr. Flowers, who was no longer an employee at the time strategic performance ratings were approved by the Committee, received a strategic performance rating of 1.00 as determined by the CEO.
The final 10% percent of the annual incentive was determined based on achievement of the safety performance measure from management’s assessment of the overall safety performance of the Company or, in the case of Mr. D’Agostino the Mission Solutions business group, as reviewed and approved by the Committee. No NEO’s aggregate compensation was materially affected by the level of achievement of this measure.
Once the level of achievement for each measure was determined, each NEO’s overall performance rating was calculated by multiplying each measure’s rating (which can range from 0.00 to 2.00) by its relative weighting, and then aggregating those amounts. The overall performance rating was then multiplied by the individual’s target annual incentive amount to determine the annual incentive payment for each NEO. Based on performance, annual incentive award cash payouts averaged 135% of target for the NEOs.
The 2021 target annual incentive percentages and amounts for each NEO who participated in the 2021 annual incentive program, as well as the actual annual incentive amounts to be paid, were as follows:
Name	Percentage of Base Salary	Target Annual Incentive Amount	X	Overall Performance Rating	=	Annual Incentive Amount
David E. Constable	150%	$2,025,000	X	1.38	=	$2,794,500
Joseph L. Brennan	85%	$437,800	X	1.32	=	$577,900
Alan L. Boeckmann	100%	$525,000	X	1.34	=	$703,500
Thomas P. D’Agostino	85%	$439,000	X	1.55	=	$680,500
Mark E. Fields	95%	$587,100	X	1.31	=	$769,200
Garry W. Flowers	95%	$285,000(1)	X	1.21(2)	=	$344,900

(1)
Mr. Flowers’s target annual incentive award was pro-rated for the period between January 1, 2021 and June 30, 2021.

(2)
As noted above, 20% of Mr. Flowers’s annual incentive award was based on corporate overhead spend, which represents the reduction of total segment and functional group overhead spend. Corporate overhead spend had a performance range set at the beginning of the year with minimum, target and maximum goals of $1,292.6 million, $923.3.3 million and $554.0 million, respectively. Actual achievement of 2021 corporate overhead spend was $844.1 million, resulting in a performance rating of 1.21.

Long-Term Incentives
The stockholder-approved 2020 Performance Incentive Plan allows the Committee to grant various forms of long-term equity incentives. The Committee’s objectives in granting long-term equity awards are to motivate NEOs and reward the achievement of superior operating results and total shareholder return, facilitate the attraction and retention of key management personnel and align the interests of management and stockholders through equity ownership.

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COMPENSATION DISCUSSION AND ANALYSIS
NEOs receive long-term incentive awards that reflect grant date accounting values (not ultimately earned amounts), based on market considerations as well as individual contributions, experience, advancement potential and internal pay equity. In 2021, when determining the compensation for the NEOs, the Committee determined that Performance Awards would comprise 50% of the long-term incentive award to NEOs, RSUs would comprise 35% and non-qualified stock options would comprise 15%. Mr. Flowers did not receive long-term incentive awards in 2021 because he had already stepped down from his executive officer role when the awards were made to the other NEOs. Mr. Boeckmann’s stock option award was increased by an additional $1 million to recognize his exceptional performance in 2020.
The Committee believes that the mix of long-term incentive components aligns the interests of NEOs with those of stockholders by encouraging NEOs to focus on long-term growth of the Company, while providing a balanced pay package that aligns with the Peer Group and mitigates potential compensation-related Company risk. In determining the relevant allocations, Performance Awards were valued at the target performance level (and converted into performance units based on the closing stock price on the 2021 award date), RSUs were valued at the fair value (closing stock price) on the award date and stock options were valued using a Black-Scholes option pricing model. RSUs and stock options vest one-third per year in each of the years following the award date. Stock options have a ten-year life subject to continued employment (except in the event of certain qualified terminations of employment).
The 2021 target annual long-term incentive award values approved by the Committee were as follows:
Name	Performance Award Value	RSU Award Value	Non-Qualified Stock Option Award Value	Total Long-Term Incentive Award Value
David E. Constable	$4,675,000	$3,272,500	$1,402,500	$9,350,000
Joseph L. Brennan	$550,000	$385,000	$165,000	$1,100,000
Alan L. Boeckmann	$2,100,000	$1,470,000	$1,630,000	$5,200,000
Thomas P. D’Agostino	$550,000	$385,000	$165,000	$1,100,000
Mark E. Fields	$550,000	$385,000	$165,000	$1,100,000
The total value of the 2021 long-term incentive awards for Messrs. Brennan, D’Agostino and Fields were the same as the 2020 levels.
The Committee determines the dollar value of long-term incentive awards for NEOs at the first regularly scheduled meeting of the Committee each year, which is held in February. The determinations are made at that time to coincide with the annual performance review. The equity awards are then awarded shortly following the publication of our annual results, based on the closing stock price on the date of the award.
2021 Performance Awards
The Performance Awards awarded to the NEOs in 2021 are subject to a three-year performance period, which started on January 1, 2021 and ends on December 31, 2023. The awards will be earned based on actual performance for each year during the three-year performance period relative to goals set for that year, and will vest and be settled in shares in March 2024, subject to continued employment (except in the event of certain qualified terminations of employment) and performance achievement, and will be further adjusted based on Relative TSR performance over the three-year period. Upon vesting, additional shares will be issued equal to the amount of any accrued dividends paid by the Company with respect to shares earned. The three-year performance periods and vesting requirements are intended to facilitate retention of the participating executives and to link the value of the awards to long-term total shareholder return.

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COMPENSATION DISCUSSION AND ANALYSIS
Consistent with 2020, the Committee established the following performance criteria and relative weightings for the 2021 Performance Awards for NEOs:
•
50% of the total award is based on EPS; and

•
50% of the total award is based on ROIC.

The Committee sets performance goals at the beginning of each year, and after the end of the year determines the actual achievement of the performance measures relative to the goals established for the previous year. At the end of the three-year period, the Committee will average the performance from each year and determine the number of earned units by multiplying the number of target units by the average of the three annual performance ratings (which can range from zero to 200%). The number of earned shares for all NEOs will then be modified based on the Company’s Relative TSR. If the Company’s Relative TSR is in the bottom third of the S&P 500, the earned shares will be decreased by 30%. If the Company’s Relative TSR is in the top third of the S&P 500, the earned shares will be increased by 30%. No adjustment will be made if the Company’s Relative TSR is in the middle third. In no event will the number of earned shares exceed two times the target number of shares.
EPS represents diluted earnings per share attributable to Fluor from continuing operations. ROIC is calculated by dividing full year corporate net earnings attributable to Fluor from continuing operations (excluding after-tax net interest) by Net Invested Capital. Net Invested Capital is defined as total stockholders’ equity (excluding accumulated other comprehensive income) plus total external long and short-term debt (excluding non-recourse debt) minus cash, current and non-current marketable securities more than $1.0 billion. EPS and ROIC exclude certain items discussed above under “— Performance Measures for 2021.”
The performance targets for 2021 and the actual achievement and performance ratings are set forth below.
	2021 Performance Ranges (in millions)
Measure	Min	Target	Max	2021 Actual Achievement	Performance Rating
2021 Targets	(0.375 rating)	(1.0 rating)	(2.0 rating)
EPS	$0.61	$1.02	$1.43	$0.79	0.65
ROIC	5.2%	8.7%	12.2%	7.6%	0.80
2021 Average Performance Rating					0.73
The Committee believes that using three annual performance goals instead of a single three-year goal best orients executives to focus on long-term achievements, while avoiding disincentives or windfalls due to volatile economic factors such as commodity prices and currency exchange rates that are difficult to forecast and impact our operating margins and growth. The long-term financial measures are different from the annual incentive financial measures to avoid paying twice for the same performance, and there is a modifier for three-year Relative TSR performance to align pay with stockholder value. When setting these performance goals, the Committee considered the Company’s past performance, business outlook and other corporate financial measures. The Committee also considered how likely it will be for the Company to achieve the goals. We believe that the target goals have been established at levels that should be appropriately difficult to attain. Goals above target are stretch goals and will require an increasingly challenging level of performance to be achieved.
An NEO’s unvested award is subject to risk of forfeiture if, prior to vesting, the NEO’s employment with the Company is terminated for any reason other than retirement, death, disability, or a qualifying termination within two years after a change in control of the Company.

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COMPENSATION DISCUSSION AND ANALYSIS
The eventual determination of the payout of 2021 Performance Awards for the NEOs is illustrated below.
Achievement for 2019–2021 Performance-Based Equity Awards
Mr. D’Agostino is our only current NEO who received a performance-based equity award in 2019, which we referred to as a Value Driver Incentive (“VDI”) award, subject to three one-year performance periods based on financial performance criteria established at the beginning of each year, as set forth in the table below. Following each year of the performance period, the Committee determined the actual achievement of the performance measures for the previous year. At the end of the three-year period, the Committee averaged the performance outcomes and determined the number of earned units by multiplying the number of target units awarded in 2019 by the average of the three annual performance ratings (which could range from 0.00 to 2.00), and then adjusted the earned number of units based on the Company’s three-year cumulative TSR relative to the engineering and construction peers included in the Peer Group.
Based on the Company’s performance over the performance period, this award was earned at 18% of target, as reflected in the Outstanding Equity Awards at 2021 Year End table. Taking into account the Company’s stock price at the time of vesting, the dollar value realized on the 2019 VDI awards was 11% of the target value on the date of the award.
The 2019 VDI awards for Messrs. Brennan, Fields and Flowers, who were not executive officers in 2019, were based on the same performance measures as the first year of the 2019 VDI awards shown below, calculated over a one-year period (the 2019 calendar year) with a three-year vesting period, and payable in cash. While the 2019 performance goals were not achieved, the Committee approved a payout of these awards at 50% of target.

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COMPENSATION DISCUSSION AND ANALYSIS
The performance targets for each year of the performance period, together with the actual achievement and performance ratings, are set forth below.
	Performance Ranges
Measure	Min	Target	Max	Actual Achievement	Performance Rating
2019 Targets	(.25 rating)	(1.0 rating)	(2.0 rating)
NAGM%(1)	4.0%	8.0%	12.0%	(5.2)%	0.00
NAGM$(2)	$805.2	$1,608.4	$2,412.6	$(467.7)	0.00
ROAE(3)	4.8%	9.7%	14.5%	(24.1)%	0.00
2019 Average Performance Rating					0.00
2020 Targets	(0.375 rating)	(1.0 rating)	(2.0 rating)
EPS	$0.82	$1.36	$1.90	$(0.71)	0.00
ROIC	4.2%	7.0%	9.8%	(2.40)%	0.00
2020 Average Performance Rating					0.00
2021 Targets	(0.375 rating)	(1.0 rating)	(2.0 rating)
EPS	$0.61	$1.02	$1.43	$0.79	0.65
ROIC	5.2%	8.7%	12.2%	7.6%	0.80
2021 Average Performance Rating					0.73
2019–2021 Average Performance Rating					0.24
Relative TSR Modifier					-25%
Final VDI Rating					0.18

 (1)
Average annual new awards gross margin percentage (“NAGM%”).

 (2)
Average annual new awards gross margin dollars (“NAGM$”).

 (3)
Return on assets employed (“ROAE”).

Other Compensation Decisions
Departing Executive Agreements
In January 2021, Mr. Flowers stepped down from his position as Executive Vice President, Construction, HSE and Risk, though he remained employed by the Company as Executive Vice President, Office of the CEO. Subsequently, his position as Executive Vice President, Office of the CEO was eliminated, and in May 2021 he entered into a separation agreement pursuant to which he provided transition services to the Company through June 30, 2021. Under the agreement, Mr. Flowers received a lump sum payment of $1,600,000 at the end of his employment, which included both severance and amounts intended to maintain his engagement as he transitioned out from being an executive officer. He received a pro-rated portion of his 2021 annual incentive award for the period between January 1, 2021 and June 30, 2021, based on his target annual incentive percentage and actual achievement of performance measures as described above. RSUs, performance-based unit awards and non-qualified stock options awarded to Mr. Flowers in 2020 or earlier will continue to vest in accordance with their terms. Mr. Flowers did not receive any long-term incentive awards for 2021. The agreement also provides that Mr. Flowers will make himself reasonably available to assist in any litigation involving the Company, and contains customary confidentiality covenants, a release of claims, and non-competition and non-solicitation restrictions.

38      FLUOR CORPORATION | 2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Retention Awards
We periodically grant cash or equity retention awards to reflect competitive market situations, address specific project objectives or reinforce succession planning objectives. No retention awards were made to NEOs in 2021. In 2019, Mr. D’Agostino received a cash retention award which vested in 2021. For further details, see the Summary Compensation Table.
Changes to Executive Compensation for 2022
In response to market practice, effective in 2022 the Corporate Net Earnings performance measure for annual incentive awards will be replaced with earnings before interest, taxes, depreciation and amortization (“EBITDA”), as shown below.
2022 Annual Incentive Measure	Corporate-Level Executive Officers	Business Group Presidents
EBITDA	30%	15%
Cash Flow from Operations	30%	15%
Business Group EBIT	—	30%
Safety	10%	10%
Strategic Performance	30%	30%
In addition, in response to market practices and to increase motivation, effective in 2022 the weightings of the performance measures for long-term Performance Awards for executive officers will be modified to:
2022 Performance Award Measure	Weighting
EPS	40%
ROIC	40%
Relative TSR	20%
EPS and ROIC performance will remain based on actual achievement of three annual performance goals for each year during the three-year performance period. Relative TSR will be based on the three-year cumulative total shareholder return over the Performance Period relative to the companies in the S&P 500 Index, such that if the Company’s final total shareholder return ranks in the 25th percentile, 50th percentile or 75th percentile of the S&P 500, the Relative TSR performance measure will receive a performance rating of 0.5, 1.0 and 2.0, respectively.
Other Elements of NEO Compensation
Perquisites
In 2021, in lieu of reimbursement of typical perquisites, each of the NEOs was paid a taxable monthly allowance as set forth in the “All Other Compensation” table. The Committee believes that these allowances are reasonable costs and are justified by the perceived value to the NEOs. The allowances are intended to provide convenience considering the demands on the NEOs and are considered an important part of a competitive compensation package in our industry. We do not pay for items such as automobile leasing or tax and financial planning, which are items that are typically reimbursed or paid directly by our peers. When determining the allowance amounts, the Committee considered the value of perquisites provided to similarly situated executives in our Peer Group. In addition, NEOs are required to have a physical examination each year that is paid for by the Company, with results shared with the Company. NEOs may have spousal travel paid for by the Company only when it is for an approved business purpose, in which case a related tax gross-up is provided. NEOs can make personal use of charter aircraft in conjunction with a business purpose, but the NEO is required to reimburse the Company for the incremental operational cost of such personal use.

   FLUOR CORPORATION | 2022 PROXY STATEMENT      39

COMPENSATION DISCUSSION AND ANALYSIS
Executive Deferred Compensation Program
The NEOs are eligible to participate in Fluor’s Executive Deferred Compensation Program. The Company offers this program to provide retirement and tax planning flexibility and to remain competitive with other companies within our Peer Group and general industry. Please refer to the discussion in the Nonqualified Deferred Compensation section beginning on page 53 for a more detailed discussion of this program.
Severance and Change-in-Control Benefits
The Company maintains a severance policy pursuant to which each of the NEOs would be eligible to receive cash severance in the event of a termination of employment by the Company without cause. The Company believes its severance policy assists in attracting and retaining qualified executives. The level of any cash severance payment is based upon salary and years of service at the time of separation. In addition, each NEO has a change-in-control agreement that provides additional payments and other benefits if the executive is terminated without cause or if the NEO terminates employment for good reason within two years following a change in control of the Company. The change-in-control agreements are designed to reinforce and encourage the continued attention and dedication of the executives without distraction in the face of potentially disruptive circumstances arising from the possibility of a change in control and to serve as an incentive to their continued commitment to, and employment with, the Company. All potential change-in-control payments are “double trigger,” meaning an NEO must incur a qualifying termination of employment following a change in control to be eligible for these payments. In addition, if any excise taxes are triggered in connection with a change in control, our change-in-control agreements do not provide for a tax gross-up. The Company will, instead, automatically reduce any payments under the agreement to the extent necessary to prevent payments from being subject to those excise taxes, but only if by reason of the reduction, the executive’s after-tax benefit of the reduced payments exceeds the after-tax benefit if such reduction were not made.
Please refer to the discussion under “Potential Payments Upon Termination or Change in Control” beginning on page 55 for a more detailed discussion of these arrangements. Severance and change-in-control benefits are provided to be competitive with the Peer Group.
Establishing Executive Compensation
Compensation Philosophy, Objectives and Risk Assessment
The Committee has responsibility for establishing and implementing the Company’s executive compensation philosophy. The Committee, with the advice of its independent compensation consultant, reviews and determines all components of NEOs’ compensation (other than with respect to the compensation of our CEO and Executive Chairman, which the Committee reviews and recommends for approval by our independent directors), including making individual compensation decisions and reviewing and revising the Company’s compensation program and practices.
The Committee has established the following compensation philosophy and objectives for the NEOs:
•
Align the interests of NEOs with those of the stockholders. The Committee believes it is appropriate to tie a significant portion of executive compensation to the value of the Company’s stock to closely align the interests of NEOs with those of our stockholders. The Committee also believes that executives should have a meaningful ownership interest in the Company and as such maintains and regularly reviews executive stock ownership guidelines.

•
Have a significant portion of pay that is performance-based. Fluor expects superior performance. Our executive compensation programs are designed to reward executives when performance results for the Company and the executive meet or exceed stated objectives. The Committee believes that compensation paid to executives should be closely aligned with the performance of the Company relative to these objectives.

•
Provide competitive compensation. The Company’s executive compensation programs are designed to attract, retain and motivate highly qualified executives critical to achieving Fluor’s strategic objectives and building stockholder value.

40      FLUOR CORPORATION | 2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
The Committee reviews the Company’s compensation philosophy and objectives each year to determine if revisions are necessary considering market conditions, the Company’s strategic goals or other relevant factors. In each of the last five years, the Committee determined that no revisions to the executive compensation philosophy and objectives were necessary, although the Committee has adjusted the specific elements of compensation used to implement its philosophy as the business and operating environment have evolved.
In addition, the Committee reviewed the incentive compensation we provide to our executives, including our NEOs, and evaluated the mix of plans and performance criteria, the Committee’s ability to exercise discretion over certain components of compensation and our risk management practices generally. Based on this review, the Committee believes that our compensation program is designed to appropriately align compensation with our business strategy and not to encourage behavior that could create material adverse risks to our business.
Role of Independent Compensation Consultant
The Committee has the authority under its charter to engage the services of outside legal counsel, compensation consultants and other advisors. In 2021, the Committee again engaged Frederic W. Cook & Co., Inc. (“FW Cook”) to serve as its independent compensation consultant to advise the Committee on all matters related to executive and non-management director compensation. The compensation consultant conducts an annual review of the total compensation program for the CEO and the other NEOs.
In 2021, as part of the Committee’s oversight of certain aspects of risk, FW Cook conducted a broad-based review of the Company’s compensation program and discussed its findings with the Committee, indicating that it believes the Company’s compensation programs do not encourage behaviors that would create material risk for the Company. FW Cook also provided written and verbal advice at Committee meetings, attended executive sessions of the Committee to respond to questions, and had individual calls and meetings with the chair of the Committee to provide advice and perspective on executive compensation issues. FW Cook was engaged by, and reports directly to, the Committee and does not perform any other services for the Company. The Committee has determined that FW Cook’s engagement does not raise any conflicts of interest.
Peer Group Comparisons
In making compensation decisions, the Committee looks at the practices of our Peer Group. The Committee annually reviews with FW Cook the composition of the Peer Group and makes refinements if necessary, based on objective criteria established by the Committee.
Since 2009, the Committee has applied a generally consistent process and set of criteria for selection of the Peer Group. Potential peer companies were identified by assessing our direct competitors and key customers; companies commonly identified as peers of direct engineering and construction peers (based on disclosures in their most recent proxy statements); companies with generally comparable pay models; and companies with revenue and number of employees ranging from 0.25x to 4.0x of the Company’s revenue and employees, and market capitalization ranging from 0.2x to 5.0x of the Company’s market capitalization, subject to exception for direct competitors and other engineering and construction peers.
For 2021, the Committee determined that the peer group selection criteria should remain unchanged, but made changes to the overall peer group by removing six companies and adding four. Deere & Company, Eaton Corporation plc, Emerson Electric Co., Ingersoll-Rand plc, Johnson Controls International plc and L3 Harris Technologies were removed because they no longer meet the prescribed market capitalization range. To maintain an appropriately sized Peer Group and position the Company within the median range of key size metrics, Baker Hughes Company, Builders FirstSource, Inc., Dycom Industries, Inc. and Navistar International were each added to the Peer Group, all of which meet the selection criteria.

   FLUOR CORPORATION | 2022 PROXY STATEMENT      41

COMPENSATION DISCUSSION AND ANALYSIS
The companies comprising our Peer Group for purposes of establishing 2021 compensation were:
• AECOM Technology Corporation*	• Jacobs Engineering Group Inc.*
• Baker Hughes Company	• KBR, Inc.*
• Builders FirstSource, Inc.	• McDermott International*
• Cummins Inc.	• Navistar International Corporation
• Dycom Industries, Inc.	• PACCAR Inc.
• EMCOR Group*	• Parker-Hannifin Corporation
• Icahn Enterprises L.P.	• Quanta Services, Inc.*

*
Direct competitors and other engineering and construction peers.

The Committee reviews benchmarking comparisons prepared by its compensation consultant for each NEO against similar positions within the Peer Group.
Role of Company Management in Compensation Decisions
Before the Committee makes decisions on executive compensation, the CEO reviews compensation for the other NEOs other than himself and the Executive Chairman, and makes recommendations to the Committee based on their individual and group performance. Specifically, the CEO proposes to the Committee current year base salary adjustments, annual incentive award target percentages and long-term incentive awards for each of the other NEOs. In addition, the Committee reviews and approves the compensation actually paid to the NEOs after consideration of the recommendations made by the CEO. The Committee has discretion to modify NEOs’ compensation from the CEO’s recommendation but did not exercise that discretion for the NEOs with respect to 2021 compensation.
The independent members of the Board assess the CEO’s performance each year. They also receive input from the Executive Chairman on the CEO’s performance to determine the CEO’s annual incentive payout for the prior year and to set target compensation for the following year, including any base salary adjustment, annual incentive award target percentage and long-term incentive awards. The independent members of the Board also have a thorough discussion before determining the Executive Chairman’s annual incentive payouts for the prior year.
Other Aspects of Our Executive Compensation Program
2021 “Say-on-Pay” Advisory Vote
We hold an annual say-on-pay vote to approve our NEO compensation. At our 2021 annual meeting of stockholders, the compensation of our NEOs was approved by stockholders, with approximately 86% of the votes cast for approval. The Committee evaluated the results of the 2021 advisory vote following the annual meeting. The Committee also considered many other factors in evaluating our executive compensation program, including the Committee’s assessment of the interaction of our compensation plans with our corporate business objectives, evaluations of our program by the Committee’s independent compensation consultant, including with respect to “best practices,” a review of data of our Peer Group, and meetings between members of the Committee and investors. Taking all this information into account, the Committee did not make any changes to our 2021 executive compensation program and policies because of the 2021 say-on-pay vote, since most elements of compensation were established prior to the annual meeting. However, in response to an evaluation of market practices, the Committee approved changes to the company’s annual program as discussed above under “Changes to Executive Compensation for 2022.”
Compensation Clawback Policy
Under our clawback policy, in the event of a material restatement of the Company’s financial results, the Board or a Board committee will evaluate the circumstances and may, in its discretion, recover from any current or former executive officer or employee the portion of any performance-based compensation

42      FLUOR CORPORATION | 2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
earned by that executive or employee during the periods materially affected by the restatement that would not have been earned had performance been measured on the restated basis. Appropriate language regarding the policy has been included in applicable documents and award agreements.
Outside of our clawback policy, we also consider other potential recourse mechanisms as part of our approach to executive compensation. In addition to potential legal remedies and disciplinary or other employment actions that may be available to the Company, NEO compensation may be subject to forfeiture, recovery, or adjustment in a variety of circumstances under our other policies and agreements. These include: (i) our ability to pursue appropriate remedies for violations of our Code of Conduct; (ii) forfeiture of compensation if an NEO’s employment is terminated for “cause” under the terms of our agreements with NEOs, which includes, among other things, termination for dishonesty, fraud, willful misconduct, breach of fiduciary duty, conflict of interest, commission of a felony, material failure or refusal to perform job duties in accordance with Company policies, material violation of Company policy that causes harm to the Company or its subsidiaries or other wrongful conduct of a similar nature and degree; (iii) forfeiture and recovery of compensation in the event an NEO breaches applicable restrictive covenants; and (iv) potential downward adjustments by the Committee to pay opportunities or incentive plan payouts.
Stock Ownership Guidelines
Executive officers are required to hold Fluor common stock to align their financial interests with those of our stockholders. The Company maintains the following stock ownership guidelines for NEOs based in the U.S.:
Role	Value of Shares or Share Units to be Owned
CEO	6 times base salary
Executive Chairman	3.5 times base salary
Other NEOs	2 times base salary
NEOs may sell shares of Fluor common stock if the guidelines are met after the sale. To the extent an NEO has not satisfied the guidelines, an NEO may only sell up to 50% of the net shares acquired from the exercise of stock options or the vesting of RSUs and Performance Awards. Unvested RSUs and Performance Awards for which performance goals have been achieved (and for which only time-based vesting remains) are considered as owned by the NEO in determining whether the NEO has met the ownership guidelines. As of March 1, 2022, each of the currently employed NEOs has satisfied these stock ownership guidelines.
Restrictions on Certain Trading Activities, including Short Sales, Hedging and Pledging
Our insider trading policy prohibits all directors, employees (including executive officers) and contractors of the Company and its subsidiaries from engaging in short term or speculative trading in Company securities. It is against the policy for directors and employees to trade in puts, calls or other publicly traded “over-the-counter” options in Company securities, or to sell Company securities short. In addition, directors and employees are prohibited from engaging in any hedging or monetization transactions involving Company securities (such as zero cost collars and forward sale contracts).
Directors and employees are also prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan or otherwise. The policy does not prohibit broker-assisted exercise or settlement of equity awards granted by the Company that may involve an extension of credit only until the sale is settled, provided that any such transaction complies with the terms of the policy. The insider trading policy also applies to securities of the Company’s controlled subsidiaries.

   FLUOR CORPORATION | 2022 PROXY STATEMENT      43

ORGANIZATION AND COMPENSATION COMMITTEE REPORT
ORGANIZATION AND COMPENSATION COMMITTEE REPORT
Management of the Company has prepared the Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K, and the Organization and Compensation Committee has reviewed and discussed it with management. Based on this review and discussion, the Committee recommended that the Compensation Discussion and Analysis be included in the proxy statement for the Company’s 2022 annual meeting of stockholders.
The Organization and Compensation Committee
James T. Hackett, Chair
Alan M. Bennett
H. Paulett Eberhart
Matthew K. Rose

44      FLUOR CORPORATION | 2022 PROXY STATEMENT

COMPENSATION TABLES
SUMMARY COMPENSATION TABLE
The table below summarizes the total compensation earned by or granted to each of the 2021 NEOs in the relevant years. The 2021 NEOs are the individual who held the position of principal executive officer in 2021, the individual who held the position of principal financial officer in 2021, and the three other highest paid executive officers. In addition, Mr. Flowers, who served as an executive officer during a portion of 2021 but not as of December 31, 2021, is considered an NEO because his total compensation in 2021 is above that of the fifth most highly compensated executive officer of the Company who served as an executive officer as of December 31, 2021.
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)	Total ($)
David E. Constable	2021	$1,350,045	—	$5,050,366	$1,402,525	$2,794,500	—	$261,751	$10,859,187
Chief Executive Officer	2020	$51,925	$1,000,000	$2,746,342	$2,500,008	—	—	$295,023	$6,593,298
Joseph L. Brennan	2021	$513,296	—	$707,589	$165,019	$577,900	—	$182,887	$2,146,691
Executive Vice President	2020	$411,698	$120,000	$406,373	$45,005	$352,000		$67,426	$1,402,502
and Chief Financial Officer
Alan L. Boeckmann	2021	$525,013	—	$3,856,139	$1,630,036	$703,500	—	$296,563	$7,011,251(6)
Executive Chairman	2020	$477,704	—	$2,188,842	$630,007	$592,200	—	$291,740	$4,180,493
	2019	$323,084	$335,000	$1,350,068	$1,350,013	—	—	$292,818	$3,650,983
Thomas P. D’Agostino	2021	$514,692	$273,769(7)	$1,115,353	$165,019	$680,500	—	$55,840	$2,805,173
Group President
Mark E. Fields	2021	$615,952	—	$1,009,973	$165,019	$769,200	—	$80,448	$2,640,592
Group President
Garry W. Flowers	2021	$295,394	—	$604,768	—	$344,900	—	$2,232,679	$3,477,741
Executive Vice President	2020	$544,908	—	$833,866	$240,002	$666,900	—	$68,688	$2,354,364
	2019	$559,880	$150,000	$2,007,179	—	$773,050	—	$101,629	$3,591,738

(1)
The amounts in column (c) include salary earned, and any time off with pay utilized, during the year.

(2)
The amounts in column (e) represent the aggregate grant date fair value of the RSUs, Performance Awards and VDI awards granted in each year, calculated based on the closing price of the Company’s common stock on the NYSE on the date of grant in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). Under SEC rules, because performance goals are established each year for one-third of the shares subject to 2021 Performance Awards, the 2021 amount includes the grant date fair value of only one-third of the shares subject to the 2021 Performance Awards. For those NEOs who were awarded Performance Awards in 2020, the 2021 amount also includes the grant date fair value of one-third of the shares subject to their 2020 Performance Awards. For Mr. D’Agostino, the 2021 amount also includes the grant date fair value of one-third of the shares subject to his 2019 VDI Award. The grant date fair value of the 2019 VDI award, and the 2020 and 2021 Performance Award tranches reflected as compensation for 2021, is based on the closing stock price of the Company’s common stock on the NYSE on the date of grant, adjusted upward by 3.71%, 2.69% and 14.09%, respectively, to reflect the impact of the Relative TSR modifier on those VDI awards and Performance Awards.

Compensation for the remaining tranches of the 2020 and 2021 Performance Awards will be reported in future Summary Compensation Tables as compensation for the year in which the performance objectives are established.
The chart below details the grant date fair value of the (i) RSUs awarded in 2021, (ii) first tranche of the 2021 Performance Awards, (iii) second tranche of the 2020 Performance Awards, and (iv) third tranche of the 2019 VDI awards, in each case based on target level performance and the assumptions described above, all of which are reported in the table as 2021 compensation. Mr. Constable, who joined the Company as an employee in 2020 did not receive a Performance Award in 2020. In addition, (i) Mr. Brennan, Mr. Fields and Mr. Flowers did not receive VDI awards

   FLUOR CORPORATION | 2022 PROXY STATEMENT      45

COMPENSATION TABLES
with three-year performance periods because they were not executive officers at the time of those awards, and (ii) Mr. Flowers did not receive a 2021 Performance Award given he ceased to serve as an executive officer prior to the award date. With respect to each of the 2019 VDI award and 2020 and 2021 Performance Award tranches, the grant date fair value, assuming the highest level of performance is achieved, is equal to two times the value reflected in the chart below.
	David E. Constable	Joseph L. Brennan	Alan L. Boeckmann	Thomas P. D’Agostino	Mark E. Fields	Garry W. Flowers
RSUs	$3,272,510	$385,027	$1,470,009	$385,027	$385,027	—
2021 PA	$1,777,856	$209,162	$798,612	$209,162	$209,162	—
2020 PA	—	$113,400	$1,587,518	$415,784	$415,784	$604,768
2019 VDI	—	—	—	$105,380	—	—
Total	$5,050,366	$707,589	$3,856,139	$1,115,353	$1,009,973	$604,768

(3)
The amounts in column (f) represent the aggregate grant date fair value of options awarded in each year. The fair value of these awards is based on a Black-Scholes option pricing model on the date of grant in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in the Stock-Based Compensation footnote of our financial statements, as included in the Company’s 2021 Annual Report on Form 10-K.

(4)
The amounts in column (g) represent amounts earned as annual incentive in each year.

(5)
The amounts in column (i) are detailed in a separate All Other Compensation table below.

(6)
The present value of accumulated benefits under the US Executives’ Supplemental Benefit Plan for Mr. Boeckmann was $1,028,000 on December 31, 2020 and $628,000 on December 31, 2021, which resulted in a change in pension value of ($400,000). This amount is not disclosed in column (h) above as the change in pension value was negative.

(7)
The amount reflects a retention bonus paid to Mr. D’Agostino of $273,769 in October 2021.

46      FLUOR CORPORATION | 2022 PROXY STATEMENT

COMPENSATION TABLES
ALL OTHER COMPENSATION
The following describes each component of the All Other Compensation column (column (i)) of the Summary Compensation Table for 2021.
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Name	Company Contributions to Qualified and Nonqualified Defined Contribution Plans ($)(1)	Tax Gross-up ($)(2)	Perquisite Allowances ($)(3)	Other Perquisites ($)(4)	Other Payments ($)(5)	Total All Other Compensation ($)
David E. Constable	$2,597	$49,561	$71,100	$138,493	—	$261,751
Joseph L. Brennan	$24,669	$30,397	$28,200	$99,621	—	$182,887
Alan L. Boeckmann	$28,750	$417	$54,000	$1,059	$212,337	$296,563
Thomas P. D’Agostino	$18,979	—	$28,200	$8,661	—	$55,840
Mark E. Fields	$45,048	—	$32,400	$3,000	—	$80,448
Garry W. Flowers	$14,770	—	$16,200	$759	$2,200,950	$2,232,679

(1)
The amounts in column (b) represent contributions made by the Company to each individual’s account in the Company’s 401(k) plan and amounts credited by the Company into each individual’s account in the Company’s non-qualified deferred compensation plan. Contributions to the 401(k) plan and amounts credited to the non-qualified deferred compensation plan by the Company were made or provided on the same basis as provided to all other eligible salaried employees.

(2)
The amounts in column (c) represent the tax gross-up provided for business-related spousal travel and, with respect to Messrs. Constable and Brennan, temporary living expenses.

(3)
The amounts in column (d) represent the aggregate perquisite allowance, which is paid monthly as a substitute for the Company reimbursing or paying for perquisites such as an automobile allowance, tax and financial planning, and club membership dues. To the extent any of the allowance was used for a business purpose, the amount of the allowance shown here was not reduced.

(4)
The amounts in column (e) represent the cost of temporary living expenses for Messrs. Constable and Brennan of $127,203 and $91,014, respectively, as well as the incremental cost for business-related spousal travel, the cost of business-related physical examinations, the cost of personal use of non-primary country clubs and the cost of relocation, each of which was less than $25,000. NEOs may also use our corporate travel agency to arrange personal travel, at no incremental cost to the Company.

(5)
The amounts in column (f) represent the following items: (i) for Mr. Boeckmann, monthly distributions of deferred compensation and payments of supplemental benefits totaling $212,337 under arrangements that were previously disclosed and were approved by the Organization and Compensation Committee and the Board’s independent directors at the time he previously served as an executive officer and for which he chose annuity payments instead of a lump sum payment; (ii) for Mr. Flowers, a cash payment equal to the value of his unused time-off with pay balance equal to $600,950; and (iii) for Mr. Flowers, a separation payment equal to $1,600,000.

   FLUOR CORPORATION | 2022 PROXY STATEMENT      47

COMPENSATION TABLES
GRANTS OF PLAN-BASED AWARDS IN 2021
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
				Estimated Future Payouts Under Equity Incentive Plan Awards(2)		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(3)
Name	Type of Award(1)	Grant Date	Approval Date	Target (#)	Maximum (#)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Under- lying Options (#)(5)	Exercise or Base Price of Option Awards Per Share ($/sh)(6)	Grant Date Fair Value of Stock and Option Awards ($)
David E.	RSU	3/3/2021	2/23/2021	—	—	—	—	182,211	—	—	$3,272,510(7)
Constable	SO	3/3/2021	2/23/2021	—	—	—	—	—	156,810	$17.96	$1,402,525(8)
	2021 PA	3/3/2021	2/23/2021	86,767	173,534	—	—	—	—	—	$1,777,856(9)
	AIP	N/A	N/A	—	—	$2,025,000	$4,050,000	—	—	—	—
Joseph L.	RSU	3/3/2021	2/23/2021	—	—	—	—	21,438	—	—	$385,027(7)
Brennan	SO	3/3/2021	2/23/2021	—	—	—	—	—	18,450	$17.96	$165,019(8)
	2020 PA	2/23/2021	2/23/2021	5,676	11,352	—	—	—	—	—	$113,400(10)
	2021 PA	3/3/2021	2/23/2021	10,208	20,416	—	—	—	—	—	$209,162(9)
	AIP	N/A	N/A	—	—	$437,800	$875,600	—	—	—	—
Alan L.	RSU	3/3/2021	2/23/2021	—	—	—	—	81,849	—	—	$1,470,009(7)
Boeckmann	SO	3/3/2021	2/23/2021	—	—	—	—	—	182,247	$17.96	$1,630,036(8)
	2020 PA	2/23/2021	2/23/2021	79,455	158,910	—	—	—	—	—	$1,587,518(10)
	2021 PA	3/3/2021	2/23/2021	38,976	77,952	—	—	—	—	—	$798,612(9)
	AIP	N/A	N/A	—	—	$525,000	$1,050,000	—	—	—	—
Thomas	RSU	3/3/2021	2/23/2021	—	—	—	—	21,438	—	—	$385,027(7)
D’Agostino	SO	3/3/2021	2/23/2021	—	—	—	—	—	18,450	$17.96	$165,019(8)
	2019 VDI	2/23/2021	2/23/2021	5,222	10,444	—	—	—	—	—	$105,380(11)
	2020 PA	2/23/2021	2/23/2021	20,810	41,620	—	—	—	—	—	$415,784(10)
	2021 PA	3/3/2021	2/23/2021	10,208	20,416	—	—	—	—	—	$209,162(9)
	AIP	N/A	N/A	—	—	$439,000	$878,000	—	—	—	—
Mark E.	RSU	3/3/2021	2/23/2021	—	—	—	—	21,438	—	—	$385,027(7)
Fields	SO	3/3/2021	2/23/2021	—	—	—	—	—	18,450	$17.96	$165,019(8)
	2020 PA	2/23/2021	2/23/2021	20,810	41,620	—	—	—	—	—	$415,784(10)
	2021 PA	3/3/2021	2/23/2021	10,208	20,416	—	—	—	—	—	$209,162(9)
	AIP	N/A	N/A	—	—	$587,100	$1,174,200	—	—	—	—
Garry W.	2020 PA	2/23/2021	2/23/2021	30,269	60,538	—	—	—	—	—	$604,768(11)
Flowers	AIP(12)	N/A	N/A	—	—	$285,000	$570,000	—	—	—	—

(1)
The types of awards reported in this table are as follows: RSUs, Stock Options (“SO”), the third tranche of the 2019 VDI awards, the second tranche of the 2020 stock-settled Performance Awards (“PA”), the first tranche of the 2021 stock-settled PAs, and Annual Incentive (“AIP”).

(2)
Columns (e) and (f) show the target and maximum number of units for each individual under the third tranche of their 2019 VDI awards, the second tranche of their 2020 PAs, and the first tranche of their 2021 PAs. The Committee has established threshold levels for the 2021 performance goals for each award, but not for the overall award. All potential payouts are performance driven and can be earned from 0 to 200% of target. The performance goals are described in the Compensation Discussion and Analysis. The third tranche of the 2020 PAs and the second tranche of the 2021 PAs will be presented in the 2022 table. The third tranche of the 2021 PAs will be presented in the 2023 table. All three tranches of the 2019 VDI awards, 2020 PAs and 2021 PAs, if earned, vest in full on March 6, 2022, March 6, 2023, and March 6, 2024, respectively.

(3)
Columns (g) and (h) show the target and maximum payouts for each individual of their 2021 annual incentive award. The Committee has established threshold levels for each of the performance goals, but not for the overall award. All potential payouts are performance driven and can be earned from 0 to 200% of target. The performance goals are described in the Compensation Discussion and Analysis.

(4)
The amounts in column (i) represent the number of RSUs granted on March 3, 2021 as part of the 2021 long-term incentive awards. These RSUs vest one-third per year on March 6th in each of the three years following the grant date.

48      FLUOR CORPORATION | 2022 PROXY STATEMENT

COMPENSATION TABLES
(5)
The amounts in column (j) represent the number of shares subject to nonqualified stock options granted on March 3, 2021. These options vest one-third per year in each of the first three years following the grant date.

(6)
The amounts in column (k) represent the exercise price of the nonqualified stock options, which was the closing price of the Company’s common stock on the NYSE on the date of grant.

(7)
This amount represents the grant date fair value of RSUs granted as part of 2021 long-term incentive awards. For those RSUs granted on March 3, 2021, the value is computed in accordance with ASC 718, using the grant price of $17.96 per share, which was the closing price of the Company’s common stock on the date of grant.

(8)
This amount represents the grant date fair value of nonqualified stock options granted. For those stock options granted on March 3, 2021, the value is computed in accordance with ASC 718, using a Black Scholes option pricing model value of $8.94 per option, based on the assumptions set forth in Note 18 to the financial statements included in our 2021 Annual Report on Form 10-K.

(9)
This amount represents the grant date fair value of the target number of shares subject to the first tranche of the 2021 PAs granted to the NEOs on March 3, 2021, using the grant price of $17.96 per unit, which was the closing price of the Company’s common stock on the NYSE on the date of grant, plus an adjustment upward by 14.09% for the Relative TSR modifier.

The upward adjustment derived by a Monte Carlo valuation method simulates a range of possible future stock prices for Fluor and each company in the S&P 500 Index group over the PA’s three-year performance period using certain factual data and an assumed risk-free interest rate. The expected term was based on the 2.83-year remaining term of the 2021 PAs from the award date, the expected volatility of 82.6% was based on the daily historical stock price volatility over the 2.83 years prior to the award date to conform to the term of the awards for the Company and the S&P 500 Index Group, consistent with the methodology addressed in ASC 718, and an expected dividend rate on Fluor’s stock of 0%, as we do not currently pay cash dividends. In addition, the risk-free rate of interest utilized was 0.26% for PAs awarded, which is based on Daily Treasury Yield Curve rates. Based on this methodology, the valuation of the PAs awarded in 2021 was 114.09% of the closing price of the Company’s stock on the date of grant for 2021 PAs.
As noted above, only one-third of the shares subject to the 2021 PAs awarded to the NEOs have a 2021 grant date fair value under applicable accounting standards and, therefore, are reported as 2021 compensation in the Summary Compensation Table and this Grants of Plan Based Awards Table. The grant date fair value of the remaining two tranches of the 2021 PAs awarded to the NEOs will be presented in the 2022 and 2023 tables, respectively.
(10)
This amount represents the grant date fair value of the target number of shares subject to the second tranche of the 2020 PAs granted to the NEOs on February 23, 2021, using the grant price of $19.46 per unit, which was the closing price of the Company’s common stock on the NYSE on February 23, 2021, the date the 2021 performance goals were approved, plus an adjustment upward by 2.69% for the Relative TSR modifier.

The upward adjustment derived by a Monte Carlo valuation method simulates a range of possible future stock prices for Fluor and each company in the S&P 500 Index group over the PA’s three-year performance period using certain factual data and an assumed risk-free interest rate. The expected term was based on the 2.25-year remaining term of the 2020 PAs from the award date, the expected volatility of 85.6% was based on the daily historical stock price volatility over the 2.25 years prior to the award date to conform to the term of the awards for the Company and the S&P 500 Index Group, consistent with the methodology addressed in ASC 718, and an expected dividend rate on Fluor’s stock of 0%, as we do not currently pay cash dividends. In addition, the risk-free rate of interest utilized was 0.14% for PAs awarded, which is based on Daily Treasury Yield Curve rates. Based on this methodology, the valuation of the PAs awarded in 2020 was 102.69% of the closing price of the Company’s stock on the date of grant for 2020 PAs.
As noted above, only one-third of the shares subject to the 2020 PAs awarded to the NEOs have a 2020 grant date fair value under applicable accounting standards and, therefore, are reported as 2021 compensation in the Summary Compensation Table and this Grants of Plan Based Awards

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COMPENSATION TABLES
Table. The grant date fair value of the first tranche of the 2020 PAs was presented in the 2020 tables; and the grant date fair value of the remaining tranche of the 2020 PAs will be presented in the 2022 tables.
(11)
This amount represents the grant date fair value of the target number of shares subject to the third tranche of the 2019 VDI awarded on February 23, 2021, using the grant price of $19.46 per unit, which was the closing price of the Company’s common stock on the NYSE on February 23, 2021, the date the 2021 performance goals were approved, plus an adjustment upward by 3.71% for the Relative TSR modifier.

The upward adjustment derived by the Monte Carlo valuation method simulates a range of possible future stock prices for Fluor and each company in Fluor’s E&C Peer Group over the 2019 VDI’s three-year performance period using certain factual data and an assumed risk-free interest rate. The expected term was based on the 2.85-year remaining term of the 2019 VDI from the award date, the expected volatility of 33.9% was based on the daily historical stock price volatility over the 2.85 years prior to the award date to conform to the term of the awards for the Company and the Peer Group, consistent with the methodology addressed in ASC 718, and the expected dividend rate for Fluor’s stock of 0%, as we do not currently pay cash dividends. In addition, the risk-free rate of interest utilized was 2.45% which is based on government bond rates. Based on this methodology, the valuation of the 2019 VDI was 103.71% of the closing price of the Company’s stock on the date of grant for 2019 VDI.
As noted above, one-third of the shares subject to the 2019 VDI awards have a 2021 grant date fair value under applicable accounting standards and, therefore, are reported as 2021 compensation in the Summary Compensation Table and this Grants of Plan Based Awards Table. The grant date fair value of the first tranche of the 2019 VDI award was presented in the 2019 tables; and the grant date fair value of the second tranche of the 2019 VDI award was presented in the 2020 tables.
(12)
Mr. Flowers received a pro-rated 2021 AIP award due to his retirement.

50      FLUOR CORPORATION | 2022 PROXY STATEMENT

COMPENSATION TABLES
OUTSTANDING EQUITY AWARDS AT 2021 YEAR END
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
	Option Awards(1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Grant Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
David E. Constable	55,272	221,088	$16.55	12/23/2020	12/23/2030	303,059	$7,506,772	78,958	$1,955,790
	—	156,810	$17.96	3/3/2021	3/3/2031
Joseph L. Brennan	543	—	$62.50	2/27/2012	2/27/2022	53,284	$1,319,845	15,874	$393,199
	1,646	—	$61.45	2/25/2013	2/25/2023
	1,629	—	$79.19	2/21/2014	2/21/2024
	2,244	—	$59.05	2/23/2015	2/23/2025
	1,992	—	$46.07	2/23/2016	2/23/2026
	3,516	—	$55.35	2/23/2017	2/23/2027
	—	28,861	$19.25	10/17/2019	10/17/2029
	3,300	6,600	$8.81	9/30/2020	2/21/2030
	—	18,450	$17.96	3/3/2021	3/3/2031
Alan L. Boeckmann	110,900	55,450	$29.50	5/16/2019	5/16/2029	208,342	$5,160,632	127,637	$3,161,569
	46,195	92,390	$8.81	9/30/2020	2/21/2030
	—	182,247	$17.96	3/3/2021	3/3/2031
Thomas P. D’Agostino	2,499	—	$79.19	2/21/2014	2/21/2024	58,614	$1,451,869	33,430	$828,062
	3,441	—	$59.05	2/23/2015	2/23/2025
	4,581	—	$46.07	2/23/2016	2/23/2026
	7,029	—	$55.35	2/23/2017	2/23/2027
	12,099	24,198	$8.81	9/30/2020	2/21/2030
	—	18,450	$17.96	3/3/2021	3/3/2031
Mark E. Fields	2,508	—	$62.50	2/27/2012	2/27/2022	132,376	$3,278,954	33,430	$828,062
	3,774	—	$61.45	2/25/2013	2/25/2023
	2,823	—	$79.19	2/21/2014	2/21/2024
	3,888	—	$59.05	2/23/2015	2/23/2025
	5,178	—	$46.07	2/23/2016	2/23/2026
	5,361	—	$55.35	2/23/2017	2/23/2027
	12,099	24,198	$8.81	9/30/2020	2/21/2030
	—	18,450	$17.96	3/3/2021	3/3/2031
Garry W. Flowers	13,350	—	$62.50	2/27/2012	2/27/2022	49,450	$1,224,877	35,112	$869,725
	20,319	—	$61.45	2/25/2013	2/25/2023
	18,624	—	$79.19	2/21/2014	2/21/2024
	26,640	—	$59.05	2/23/2015	2/23/2025
	28,902	—	$55.35	2/23/2017	2/23/2027
	17,598	35,196	$8.81	9/30/2020	2/21/2030

(1)
Options generally expire ten years from the grant date and vest one-third per year in each of the first three years following the grant date. Options granted to Mr. Brennan on October 17, 2019 vest in full three years from the grant date. Options granted to Mr. Constable on December 23, 2020 vest over five years (vesting in 20% annual installments beginning on the first anniversary of the grant date) with vested options becoming exercisable only if the closing price of the common stock on the date of the award appreciates by at least 25% for any period of 20 consecutive trading days before the end of the five-year vesting period which was achieved during 2021.

(2)
The amounts in column (g) include RSUs, the earned number of units under 2019 VDI awards that remain subject to vesting based on continued service, and Stock Growth Incentive (“SGI”) awards, which are cash-settled unit awards that vest in three annual installments, with the cash payout for each tranche equal to the number of vested units multiplied by the closing stock price of the Company’s common stock on the NYSE on the date of vesting. The RSUs generally vest one-third per year on March 6th in each of the three years following the award date. RSUs awarded in November 2019 to Mr. Fields vest in full on November 11, 2022, in accordance with the terms of his retention agreement. The SGI awards vest one-third per year in each of the three years following

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COMPENSATION TABLES
the award date. The earned number of units under the 2019 VDI awards vest in full approximately three years from the award date, on March 6, 2022.
(3)
The amounts in column (h) are determined by multiplying the amounts in column (g) by the closing price ($24.77) of the Company’s common stock on December 31, 2021, the last trading day of the year.

(4)
The amounts in column (i) include (1) the first and second tranches of the 2020 PAs, reflecting below target performance for 2020 and 2021, and (2) the first tranche of the 2021 PAs, reflecting below target performance for 2021. The 2020 PAs and 2021 PAs will be adjusted for actual performance at the end of the corresponding performance period (December 31, 2022 and December 31, 2023, respectively) and will vest in full the following March 6th. The amounts of the 2020 PAs and 2021 PAs in column (i) do not reflect the impact of the Relative TSR modifier, which will be applied at the end of the corresponding performance periods.

The following table provides the number of unvested PAs awarded in 2020 and 2021, as adjusted for performance through December 31, 2021:
	Unvested PAs
Name	2020	2021	Total
David E. Constable	—	78,958	78,958
Joseph L. Brennan	6,584	9,290	15,874
Alan L. Boeckmann	92,169	35,468	127,637
Thomas P. D’Agostino	24,140	9,290	33,430
Mark E. Fields	24,140	9,290	33,430
Garry W. Flowers	35,112	—	35,112

(5)
The amounts in column (j) are determined by multiplying the amounts in column (i) by the closing price ($24.77) of the Company’s common stock on December 31, 2021, the last trading day of the year.

OPTION EXERCISES AND STOCK VESTED IN 2021
(a)	(b)	(c)	(d)	(e)
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
David E. Constable	—	—	30,212	$741,100
Joseph L. Brennan	—	—	11,592	$109,564
Alan L. Boeckmann	—	—	70,874	$1,322,045
Thomas P. D’Agostino	—	—	24,386	$451,629
Mark E. Fields	—	—	16,401	$303,747
Garry W. Flowers	—	—	32,776	$607,012
A portion of the shares reported under column (d) are withheld or sold on behalf of the individual upon vesting to satisfy tax withholding obligations.

52      FLUOR CORPORATION | 2022 PROXY STATEMENT

COMPENSATION TABLES
NONQUALIFIED DEFERRED COMPENSATION
All U.S. executives, including the NEOs, are eligible to defer compensation into the Executive Deferred Compensation Program (“EDCP”), which has a number of components. Executives may defer up to 100% of base salary, annual incentive awards and VDI payments that are paid in cash. The EDCP also allows executives to contribute between 1% and 20% of base salary to the Excess 401(k) portion of the plan, which allows contributions in excess of the Internal Revenue Code (“IRC”) contribution limits for qualified retirement plans (which was $19,500 or $26,000, depending on the participant’s age, in 2021).
In addition, the Company contributes to the Excess 401(k) portion of the plan any amounts that would have been contributed by the Company to the Company’s 401(k) plan as matching retirement contributions that are in excess of the IRC compensation limit on contributions ($290,000 in 2021) or were lessened by an IRC limit on participant elective deferrals. Annual enrollment for the EDCP is in November, and elections are made with respect to compensation to be earned in the following year.
Amounts deferred are adjusted upward or downward based upon the performance of deemed investment choices available to the executives in the EDCP. The Company does not guarantee any rates of return. Executives may change their deemed investment selections on a daily basis.
For amounts deferred after 2004, distribution elections are made in conjunction with the plan year deferral elections. Distributions can be elected as a lump sum payment or in up to ten annual installments. Distribution payments are made in the month following retirement or termination, with the exception of officers of the Company, for whom no distributions will be made prior to six months after retirement or termination. In addition, executives can elect to receive a scheduled in-service distribution as a lump sum or in up to ten annual installments, with the payments commencing no sooner than one year following the end of the plan year of the deferral.
Distributions related to amounts deferred prior to January 1, 2005 are made at the time of retirement or termination and can be elected as a lump sum payment or in up to twenty annual installments. Distributions commence the January following retirement or termination.
The table below shows executive and Company contributions made to the EDCP for NEO who participated in the EDCP in 2021, as well as the aggregate earnings and aggregate balance for amounts deferred under the EDCP.
(a)	(b)	(c)	(d)	(e)	(f)
Name	Executive Contributions in 2021 ($)(1)	Company Contributions in 2021 ($)(2)	Aggregate Earnings (Loss) in 2021 ($)(3)	Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance at December 31, 2021 ($)(5)
David E. Constable	—	—	—	—	—
Joseph L. Brennan Jr.	—	—	$216,950	—	$1,340,042
Alan L. Boeckmann	—	—	—	$(683,407)	—
Thomas P. D’Agostino	—	—	$250,513	—	$2,578,683
Mark E. Fields	$17,828	$17,513	$617,344	—	$4,338,229
Garry W. Flowers	$63,694	$2,674	$306,615	—	$2,862,453

(1)
The amounts in column (b) represent contributions by each individual in 2021 to the Excess 401(k) portion of the EDCP. All amounts in column (b) are included in the Summary Compensation Table in the Salary column (column (c)) for 2021.

(2)
The amounts in column (c) represent contributions by the Company in 2021 into the Excess 401(k) portion of the plan for the portion of base salary that was in excess of the IRC compensation limit on contributions. All amounts in column (c) are reported in the All Other Compensation column

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COMPENSATION TABLES
(column (i)) of the Summary Compensation Table and in the Company Contributions to Qualified and Nonqualified Defined Contribution Plans column (column (b)) of the All Other Compensation table.
(3)
None of the deemed investment earnings on vested or unvested deferred compensation, represented in column (d), are reflected in the Summary Compensation Table because the Company does not provide above market or preferential returns on nonqualified deferred compensation.

(4)
The amounts in column (e) represent deferred compensation plan distributions paid to Mr. Boeckmann.

(5)
The amounts in column (f) represent the EDCP balance as of December 31, 2021 and include amounts deferred and aggregate earnings from previous years. These amounts include contributions reported in the summary compensation tables from 2019 and 2020 as follows: Mr. Brennan $2,308 and Mr. Flowers $110,457.

54      FLUOR CORPORATION | 2022 PROXY STATEMENT

COMPENSATION TABLES
POTENTIAL PAYMENTS UPON TERMINATION OR
CHANGE IN CONTROL
The tables below reflect the amount of compensation that would have become payable to each of the NEOs under existing plans and arrangements if the NEO’s employment had terminated on December 31, 2021, given their compensation and service levels as of such date and, if applicable, based on the Company’s closing stock price on December 31, 2021. These benefits are in addition to amounts previously earned and to which NEOs are entitled, regardless of the occurrence of any termination of employment, including then-exercisable stock options and vested amounts contributed or credited under the EDCP, as well as benefits generally available to all salaried employees, such as amounts accrued and vested through the Company’s retirement plans and payout of any accrued time off with pay (collectively, the “Pre-Termination Benefits”). The NEOs are entitled to receive the Pre-Termination Benefits regardless of the manner by which their employment is terminated. As described under the scenarios set forth below, additional amounts may be received upon certain terminations, except upon a termination for cause in which case no additional amounts would be received.
The actual amounts that would be paid upon an NEO’s termination of employment can only be determined at the time of such termination and may be higher or lower than as reported below due to, among other things, the time during the year of any such termination, the Company’s stock price and the executive’s age. In addition, the Company may determine to enter into an agreement or to establish an arrangement providing additional benefits or amounts, or to alter the terms of benefits described below, as the Committee determines appropriate.
The tables below do not include Mr. Flowers whose employment terminated during 2021. Mr. Flowers received payments in connection with his transition pursuant to an agreement with the Company that are described further under “Other Compensation Decisions” beginning on page 38.
Payments Made Upon Voluntary Termination/Retirement
As of December 31, 2021, Messrs. Constable, Brennan, Boeckmann, D’Agostino, and Fields were eligible for retirement based on the Company’s age and years of service requirements, as was Mr. Flowers as of the date of his separation. For these NEOs, it was assumed that in the case of voluntary termination, they would elect retirement from the Company.
In the event of the voluntary termination of an NEO who is eligible for retirement, in addition to the Pre-Termination Benefits, upon the NEO signing a non-competition agreement and assuming the NEO has held the award for at least one year from the date of the award, unvested RSUs, options, VDI awards, PAs, SGI awards and cash-settled Performance Awards (“PCs”) will continue to vest as previously scheduled.
Amounts reported in the tables below assume that the above requirements have been met.
Payments Made Upon Not for Cause Termination
Pursuant to Fluor’s Executive Severance Policy, in the event of the termination without cause of an NEO, in addition to the Pre-Termination Benefits and, for retirement eligible NEO, the items identified above under “Payments Made Upon Voluntary Termination/Retirement,” the NEO will receive a cash severance benefit calculated as two weeks of base pay per year of service, with a minimum severance benefit of eight weeks and a maximum severance benefit of fifty-two weeks. In addition, upon Committee approval, the NEO may receive any annual incentive award earned during the year. Further, for Mr. Boeckmann, the cash retention award granted to him in 2019 would become immediately payable. Amounts reported in the tables below assume that the Committee has approved the annual incentive payment at target, although the Committee retains discretion to do otherwise.

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COMPENSATION TABLES
Payments Made Upon a Termination in Connection with a Change in Control
Pursuant to Fluor’s Change in Control Agreements with our NEOs, in the event of a qualifying termination of an NEO within two years following a change in control, in addition to the Pre-Termination Benefits:
•
NEOs will receive a lump sum cash payment equal to 3 times (in the case of the CEO) or 2 times (in the case of the other NEOs) the sum of (i) the NEO’s highest annual base salary during the three years immediately preceding termination plus (ii) target annual incentive for the year, determined immediately prior to the date of the change in control or date of termination, whichever yields the higher amount;

•
the NEOs will receive the annual incentive earned during the year in which the termination occurs, prorated through the last full month worked by the NEO during the year of termination;

•
any equity-based compensation awards, other than performance-based equity awards, will become fully vested and exercisable or settled; and

•
any remaining unvested performance-based equity awards will immediately vest based on actual results for any performance periods ending prior to the change in control and at target performance levels for any performance periods ending after the change in control.

A qualifying termination, generally, is a termination of the NEO without cause or a resignation by the NEO for good reason. “Cause” includes the NEO’s (i) fraud, (ii) conviction of a felony, (iii) material failure or refusal to perform his job duties in accordance with Company policies or (iv) a material violation of Company policy that causes substantial harm to the Company or its subsidiaries. “Good reason” includes a material diminution of the NEO’s aggregate compensation or his authority, duties or responsibilities, or a material diminution in the authority, duties or responsibilities of the NEO’s supervisor, but may also be triggered by a material breach of any agreement (including the change in control agreement) under which he provides services to the Company.
No gross-up for excise taxes, if any, is payable under the change in control agreements. The Company will, however, automatically reduce any payments under the agreement to the extent necessary to prevent payments being subject to the excise tax, but only if by reason of the reduction, the after-tax benefit of the reduced payments to the NEO exceeds the after-tax benefit if such reduction were not made.
Further, for Mr. Boeckmann, the cash retention award granted to him in 2019 would become immediately payable. For Messrs. Brennan and Fields, any remaining unvested performance-based cash awards will immediately vest based on actual results for any performance periods ending prior to the change in control and at target performance levels for any performance periods ending after the change in control.
Payments Made Upon Death or Termination in Connection with Disability
In the event of death of an NEO or termination of employment of an NEO as a result of total and permanent disability, in addition to the Pre-Termination Benefits, the NEOs would be entitled to:
•
the annual incentive earned during the year in which the termination occurs, prorated through the last full month worked by the NEO during the year of termination, and paid upon approval of the Committee;

•
any equity-based compensation awards, other than performance-based equity awards, held for one year or longer will become fully vested and exercisable or settled; and

•
any remaining unvested performance-based equity awards would vest as previously scheduled and be paid at actual performance if held more than one year.

For Messrs. Brennan and Fields, any remaining unvested performance-based cash awards would vest as previously scheduled and be paid at actual performance if held more than one year.
Amounts reported in the tables below assume that the Committee has approved the annual incentive payment at target, although the Committee retains discretion not to do so.

56      FLUOR CORPORATION | 2022 PROXY STATEMENT

COMPENSATION TABLES
The following tables show the potential payments that would be due to each NEO, in addition to the Pre-Termination Benefits, upon a voluntary termination; a termination without cause; a termination in connection with a change in control; and death or termination in connection with a disability occurring on December 31, 2021.
David E. Constable Eligible for retirement	Voluntary Termination of Employment/Retirement	Not for Cause Termination of Employment	Termination of Employment in Connection with a Change in Control	Death or Termination due to Disability
Cash Severance Benefit	—(1)	$1,350,000(2)	$10,125,000(3)	— (1)
Annual Incentive Award	—(4)	$2,025,000(5)	$2,025,000(6)	$2,025,000(7)
Long-Term Incentive Awards
Stock Options	—(8)	—(8)	$2,885,221(9)	$1,817,344(10)
Restricted Stock Units	—(8)	—(8)	$7,506,772(9)	$2,993,405(10)
Value Driver Incentive (VDI)	—(8)	—(8)	—(9)	—(10)
Performance Award (PA)	—(8)	—(8)	$5,867,369(9)	—(10)
Total Value of Payments	—	$3,375,000	$28,409,362	$6,835,749
Joseph L. Brennan Eligible for retirement	Voluntary Termination of Employment/Retirement	Not for Cause Termination of Employment	Termination of Employment in Connection with a Change in Control	Death or Termination due to Disability
Cash Severance Benefit	—(1)	$515,000(2)	$1,905,600(3)	—(1)
Annual Incentive Award	—(4)	$437,800(5)	$437,800(6)	$437,800(7)
Long-Term Incentive Awards
Stock Options	$105,336(8)	$105,336(8)	$390,294(9)	$264,649(10)
Restricted Stock Units	$507,636(8)	$507,636(8)	$1,038,656(9)	$507,636(10)
Value Driver Incentive (VDI)	$68,750(8)	$68,750(8)	$68,750(9)	$68,750(10)
Performance Award (PA)	$421,759(8)	$421,759(8)	$934,919(9)	$421,759(10)
Performance Cash (PC)	$150,000(8)	$150,000(8)	$102,000(9)	$150,000(10)
Stock Growth Incentive (SGI)	$281,189(8)	$281,189(8)	$281,189(9)	$281,189(10)
Total Value of Payments	$1,534,670	$2,487,471	$5,159,208	$2,131,783
Alan L. Boeckmann Eligible for retirement	Voluntary Termination of Employment/Retirement	Not for Cause Termination of Employment	Termination of Employment in Connection with a Change in Control	Death or Termination due to Disability
Cash Severance Benefit	—(1)	$525,000(2)	$2,100,000(3)	—(1)
Annual Incentive Award	—(4)	$525,000(5)	$525,000(6)	$525,000(7)
Long-Term Incentive Awards
Stock Options	$1,474,544(8)	$1,474,544(8)	$2,715,647(9)	$1,474,544(10)
Restricted Stock Units	$3,133,232(8)	$3,133,232(8)	$5,160,632(9)	$3,133,232(10)
Value Driver Incentive (VDI)	—(8)	—(8)	—(9)	—(10)
Performance Award (PA)	$5,904,326(8)	$5,904,326(8)	$6,060,129(9)	$5,904,326(10)
Retention Award	—(11)	$1,750,000(11)	$1,750,000(11)	$1,750,000(11)
Total Value of Payments	$10,512,102	$13,312,102	$18,311,409	$12,787,102

   FLUOR CORPORATION | 2022 PROXY STATEMENT      57

COMPENSATION TABLES
Thomas P. D’Agostino Eligible for retirement	Voluntary Termination of Employment/Retirement	Not for Cause Termination of Employment	Termination of Employment in Connection with a Change in Control	Death or Termination due to Disability
Cash Severance Benefit	—(1)	$158,892(2)	$1,910,800(3)	—(1)
Annual Incentive Award	—(4)	$439,000(5)	$439,000(6)	$439,000(7)
Long-Term Incentive Awards
Stock Options	$386,200(8)	$386,200(8)	$511,845(9)	$386,200(10)
Restricted Stock Units	$850,998(8)	$850,998(8)	$1,382,017(9)	$850,998(10)
Value Driver Incentive (VDI)	$69,851(8)	$69,851(8)	$69,851(9)	$69,851(10)
Performance Award (PA)	$1,546,391(8)	$1,546,391(8)	$1,587,187(9)	$1,546,391(10)
Total Value of Payments	$2,853,440	$3,451,334	$5,900,700	$3,292,440
Mark E. Fields Eligible for retirement	Voluntary Termination of Employment/Retirement	Not for Cause Termination of Employment	Termination of Employment in Connection with a Change in Control	Death or Termination due to Disability
Cash Severance Benefit	—(1)	$618,000(2)	$2,410,200(3)	—(1)
Annual Incentive Award	—(4)	$587,100(5)	$587,100(6)	$587,100(7)
Long-Term Incentive Awards
Stock Options	$386,200(8)	$386,200(8)	$511,845(9)	$386,200(10)
Restricted Stock Units	$780,998(8)	$780,998(8)	$3,278,954(9)	$2,747,934(10)
Value Driver Incentive (VDI)	$62,500(8)	$62,500(8)	$62,500(9)	$62,500(10)
Performance Award (PA)	$1,546,391(8)	$1,546,391(8)	$1,587,187(9)	$1,546,391(10)
Total Value of Payments	$2,776,089	$3,981,189	$8,437,786	$5,330,125

(1)
A severance benefit would not have been paid in the event of voluntary termination/retirement, death or disability.

(2)
The NEO would have received a cash severance benefit of two weeks of base salary per year of service upon a termination without cause. The minimum severance benefit is eight weeks, and the maximum is 52 weeks of pay. The severance benefit is paid in a lump sum upon termination.

(3)
The NEO would have received a lump sum cash payment equal to (x) the sum of (i) the NEO’s highest annual base salary during the three years immediately preceding termination plus (ii) target annual incentive for the year, determined immediately prior to the date of the change in control or date of termination, whichever yields the higher amount, (y) multiplied by 3.0 in the case of the CEO and 2.0 for other NEOs.

(4)
The NEO would have forfeited any portion of the award earned in the year upon voluntary termination or retirement.

(5)
Upon Committee approval, the NEO may receive any annual incentive award earned during the year, prorated for whole months worked. This amount represents the 2021 annual incentive target and assumes approval.

(6)
The NEO would receive an annual incentive payment earned for the current year, prorated for whole months worked. This amount represents the 2021 annual incentive target.

(7)
Upon approval, the NEO may receive any annual incentive award earned during the year. This amount represents the 2021 annual incentive target and assumes approval.

(8)
For Messrs. Constable, Brennan, Boeckmann, D’Agostino and Fields who are retirement eligible, this amount represents the value of unvested options, RSUs, SGI Awards, 2019 VDI awards (based on actual performance) and 2020 PAs and 2020 PCs (at target) that they would have received if their voluntary retirement had occurred on December 31, 2021, with the reported value being based on the closing price of the Company’s common stock on December 31, 2021 ($24.77). The value of the long-term incentives awarded in 2021 is not included in this amount because the awards

58      FLUOR CORPORATION | 2022 PROXY STATEMENT

COMPENSATION TABLES
would have been forfeited if Messrs. Constable, Brennan, Boeckmann, D’Agostino and Fields had retired on or before the first anniversary of the award date.
The value of such 2021 awards (at target for 2021 PAs) as of December 31, 2021 is shown below:
Name	Stock Options	RSUs	Performance Award Units
David E. Constable	$1,067,876	$4,513,366	$6,447,656
Joseph L. Brennan	$125,645	$531,019	$758,556
Alan L. Boeckmann	$1,241,102	$2,027,400	2,896,282
Thomas P. D’Agostino	$125,645	$531,019	$758,556
Mark E. Fields	$125,645	$531,019	$758,556

(9)
This amount represents the value of unvested options, RSUs, SGI Awards, VDI awards (both stock- and cash-settled), PAs and PCs that would have become vested assuming a change in control and a qualifying termination on December 31, 2021, based on the closing price of the Company’s common stock on December 31, 2021 ($24.77). Remaining unvested 2019 VDI units are reflected at actual performance. Remaining unvested 2020 PAs and 2020 PCs are reflected at actual performance levels for the 2020 and 2021 performance period and at target for the 2022 performance period. Remaining unvested 2021 PAs are reflected at actual performance levels for the 2021 performance period and at target for the 2022 and 2023 performance periods. Remaining unvested cash-settled 2019 VDI awards are reflected at actual performance levels for the 2019 one-year performance period.

(10)
This amount represents the value of unvested options, RSUs, SGI Awards, 2019 VDI awards (based on actual performance) and 2020 PAs and 2020 PCs (at target) as of December 31, 2021, which would have become vested assuming death or termination due to total and permanent disability on such date, based on the closing price of the Company’s common stock on December 31, 2021 ($24.77). Any remaining unvested cash-settled 2019 VDI awards would have been paid out at the Committee-approved performance ratings. The values of the long-term incentives awarded in 2021 are not included in this amount because the awards would have been forfeited upon the occurrence of the specified events on or before the first anniversary of the award date. The value of such 2021 awards (at target for 2021 PAs) as of December 31, 2021 are the same as shown in the table in footnote 8 above.

(11)
This amount represents the cash retention payments to be made under retention awards for Mr. Boeckmann in the event of death, disability, a Company-initiated termination other than on a for-cause basis, or termination in connection with a change-in-control.

   FLUOR CORPORATION | 2022 PROXY STATEMENT      59

CEO PAY RATIO
CEO PAY RATIO
The 2021 annual total compensation of the median compensated employee of all of our employees (other than the CEO) was $61,398. The 2021 annual total compensation of Mr. Constable, our CEO, was $10,859,187. The ratio of the 2021 annual total compensation of our CEO to the 2021 annual total compensation of our median-compensated employee was 177 to 1.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records, as well as the methodology described below.
Our median compensated employee was identified in 2020. To identify the median compensated employee, we utilized annual salary from our human resources information systems as our consistently applied compensation measure based on all employees employed as of October 1, 2020. We identified a group of employees with the approximate median annual salary (“Median Group”) as indicated in our records. We then excluded employees with characteristics that could distort the pay ratio calculation and selected our median employee from the individuals remaining in the Median Group. As permitted by SEC rules, we also excluded 42 employees in Mozambique, 1,811 in the Philippines, 101 in Russia, 25 in Azerbaijan, 6 in Argentina, and 189 in the United Arab Emirates, who in the aggregate, represented less than 5% of our total population of 43,584 on October 1, 2020. As a result of these exclusions, the employee population used to identify our median employee was comprised of 41,410 individuals.
In 2021, there was no change in Fluor’s employee population or employee compensation arrangements that the Company believed would have significantly impacted the Company’s pay ratio disclosure. We utilized the same median employee identified in 2020 to calculate the 2021 pay ratio, and in calculating the pay ratio, we combined all of the elements of such employee’s compensation for 2021 in accordance with SEC rules.
The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratio.

60      FLUOR CORPORATION | 2022 PROXY STATEMENT

DIRECTOR COMPENSATION
DIRECTOR COMPENSATION
Our compensation philosophy for non-management directors is consistent with the philosophy established for the Company’s NEOs. The compensation program is designed to attract and retain directors with the necessary experience to represent the Company’s stockholders and to advise the Company’s executive management. The Company believes that director compensation should be reasonable in light of what is customary for companies of similar size, scope and complexity. Providing a competitive compensation package is important because it enables us to attract and retain highly qualified directors who are critical to our long-term success. The compensation program is also designed to align the directors’ interests with the interests of stockholders over the long term. On an annual basis, the Committee considers market data for our Peer Group and input from the Committee’s independent compensation consultant regarding market practices for director compensation. The Company uses a combination of cash and stock-based awards to compensate non-management directors and reviews compensation data from the companies included in the Peer Group as well as companies from similar industry segments and our general industry. Directors who are employees of the Company receive no compensation for their service as directors.
Cash Compensation
For 2021, non-management directors received an annual cash retainer of $125,000. The chair of the Audit Committee received an additional annual cash retainer in the amount of $20,000; the chairs of the Organization and Compensation, Governance and Commercial Strategies and Operational Risk Committees received an additional annual cash retainer in the amount of $15,000; the Lead Independent Director received an additional annual cash retainer in the amount of $35,000; and members of the Executive Committee who were not the chair of a committee received an additional annual cash retainer in the amount of $10,000. All cash retainers are paid quarterly. No changes were made to the cash-based components of our director compensation program in 2021.
Stock-Based Compensation
Non-management directors receive an annual award of RSUs with a total market value (based on the fair value of the Company’s common stock on the date of grant) of $155,000 as of the date of the annual meeting of stockholders. The 2021 RSU awards vested immediately upon grant. Non-management directors are required to own shares or share units in an amount equivalent to five times the annual cash retainer for Board service within five years of joining the Board.
Deferred Compensation Program
Directors have the option of deferring receipt of directors’ fees and RSUs. Fees may be deferred until retirement, other termination of status as a director or, if elected by the director, a date at least two years after the end of the year in which they make a distribution election, pursuant to the 409A Director Deferred Compensation Program. Directors may elect to have deferred fees valued as if invested either wholly or partially in Company stock or one or more of 25 investment funds. Fee deferrals made into the Fluor Stock Valuation Fund prior to January 1, 2013 and maintained continuously for five years earn a 25% premium on the deferred amount deemed invested in Company stock via the Fluor Stock Valuation Fund. The 25% premium was discontinued for any deferrals made following January 1, 2013. All amounts from deferred fees in the deferral accounts are paid in cash based on the directors’ distribution elections.
RSUs may be deferred until retirement or other termination of status as a director and are invested in Company stock. RSU deferrals are paid in Fluor shares based on the directors’ distribution elections.
The Company does not guarantee the rate of return on any deferrals whether in fees or in RSUs.

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DIRECTOR COMPENSATION
Former Retirement Plan
In March 2003, a committee of disinterested directors determined that non-management directors who received restricted shares on March 11, 1997 in consideration of the cancellation of the Fluor Corporation Retirement Plan for Outside Directors could make an irrevocable election to surrender such shares upon their retirement, death or disability. The only director serving in 2021 who made this election is Mr. Fluor. In lieu of these shares, Mr. Fluor received the amount of his accrued retirement benefits at the time of the cancellation of the retirement plan upon his retirement, death or disability. These benefits equaled the retainer fees at the time of cancellation multiplied by the number of years he served prior to the cancellation of the plan. This amount was paid in a lump sum (reduced to present value based on the 10-year Treasury rate) at retirement from the Board.

62      FLUOR CORPORATION | 2022 PROXY STATEMENT

DIRECTOR COMPENSATION
DIRECTOR COMPENSATION TABLE
The table below summarizes the total compensation earned by each of the non-management directors serving in 2021.
(a)	(b)	(c)	(d)	(e)
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)(5)
Alan M. Bennett	$180,000	$155,008	$140	$335,148
Rosemary T. Berkery	$140,000	$155,008	$5,140	$300,148
H. Paulett Eberhart	$125,000	$155,008	$140	$280,148
Peter J. Fluor(4)	$62,500	—	$346,745	$409,245
James T. Hackett	$140,000	$155,008	$2,140	$297,148
Thomas C. Leppert	$125,000	$155,008	$140	$280,148
Teri P. McClure	$125,000	$155,008	$140	$280,148
Armando J. Olivera	$140,000	$155,008	$15,140	$310,148
Matthew K. Rose	$125,000	$155,008	$5,140	$285,148

(1)
The amounts in column (b) represent fees paid for board retainers, committee chair retainers and the Lead Independent Director retainer.

(2)
The amounts in column (c) represent the fair value of the RSUs awarded in 2021 on the date of grant in accordance with ASC 718, calculated using the closing price of the Company’s common stock ($24.38) on the date of grant.

(3)
The amounts in column (d) may include charitable gift matching and Company-paid premiums on director’s life insurance. Such amounts are detailed in a separate Director All Other Compensation table.

(4)
Mr. Fluor retired from the Board on May 6, 2021 and received a lump-sum payment of accrued benefits under the former Fluor Corporation Retirement Plan for Outside Directors described above.

(5)
None of the non-employee directors held any unvested stock or option awards as of December 31, 2021.

   FLUOR CORPORATION | 2022 PROXY STATEMENT      63

DIRECTOR COMPENSATION
DIRECTOR ALL OTHER COMPENSATION
The following table and related footnotes describe each component of the All Other Compensation column (column (d)) of the Director Summary Compensation Table for 2021.
(a)	(b)	(c)	(d)	(e)	(f)
Name	Charitable Gift Match ($)(1)	Life Insurance Premiums ($)(2)	Spousal Travel ($)(3)	Other Payments ($)(4)	Total ($)
Alan M. Bennett	—	$140	—	—	$140
Rosemary T. Berkery	$5,000	$140	—	—	$5,140
H. Paulett Eberhart		$140	—	—	$140
Peter J. Fluor	—	$59	—	$346,686	$346,745
James T. Hackett	$2,000	$140	—	—	$2,140
Thomas C. Leppert		$140	—	—	$140
Teri P. McClure	—	$140	—	—	$140
Armando J. Olivera	$15,000	$140	—	—	$15,140
Matthew K. Rose	$5,000	$140	—	—	$5,140

(1)
The amounts in column (b) represent Company matched charitable contributions (to a maximum of $15,000 per donor, per year) made to eligible institutions.

(2)
The amounts in column (c) represent Company-paid premiums for each director for non-contributory life insurance benefits.

(3)
The amounts in column (d) represent the incremental cost of business-related spousal travel and any corresponding tax gross-up for the business-related spousal travel.

(4)
The amounts in column (e) represent the retirement plan benefit paid to Mr. Fluor upon his retirement.

64      FLUOR CORPORATION | 2022 PROXY STATEMENT

PROPOSAL 3 — RATIFICATION OF ACCOUNTING FIRM
PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Consistent with our commitment to good corporate governance, the Board is asking stockholders to ratify the Audit Committee’s appointment of Ernst & Young LLP (“EY”) as our independent registered public accounting firm to audit the financial statements of the Company for the year ending on December 31, 2022. In the event the stockholders fail to ratify the appointment of EY, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time if the Audit Committee determines that such a change would be in the best interests of Fluor and its stockholders.
A representative of EY is expected to be present at the virtual meeting and available to respond to appropriate questions and, although that firm has indicated that no statement will be made, an opportunity for a statement will be provided.
Audit and Other Fees
The following table presents aggregate fees for professional services rendered by EY for 2021 and 2020.
	Year (in millions)
	2021	2020
Audit Fees(1)	$9.0	$9.5
Audit-Related Fees(2)	0.3	0.4
Tax Fees(3)	0.2	0.3
All Other Fees	—	—
Total Fees Paid	$9.5	$10.2

(1)
Consists of fees relating to the annual audit, quarterly reviews, statutory audits, our adoption of new accounting standards and comfort letters.

(2)
Consists of fees relating to benefit plan audits and accounting and reporting consultations.

(3)
Consists of fees for tax compliance services (including preparation and filing of expatriate tax returns) and tax consulting services (including support for tax restructuring).

Audit Firm Selection and Independence
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm. The Audit Committee evaluates the selection of the independent registered public accounting firm each year. In addition, in order to promote continuing auditor independence, the Audit Committee considers the independence of the firm at least annually, including with respect to the tax services provided by them. In conjunction with the mandated rotation of the independent registered public accounting firm’s lead engagement partner every five years, the Audit Committee and its chair are also directly involved in the selection of EY’s new lead engagement partner. When evaluating our independent registered public accounting firm, the Audit Committee considers the firm’s past performance, including the quality and efficiency of the services provided, the firm’s qualifications and resources, and the firm’s knowledge of our operations and industry. Based on their most recent evaluation of EY, including the factors described above, the Audit Committee believes that the continued retention of EY to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders.

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PROPOSAL 3 — RATIFICATION OF ACCOUNTING FIRM
Audit Committee’s Pre-Approval Policy
The Audit Committee of our Board has policies and procedures that govern the pre-approval of all audit and non-audit services to be provided by our independent registered public accounting firm and prohibit certain services from being provided by our independent registered public accounting firm. The independent registered public accounting firm may not render any audit or non-audit service unless the service is approved in advance by the Audit Committee pursuant to its pre-approval policies and procedures. For any pre-approval, the Audit Committee confirms that such services are consistent with the rules of the SEC and the Public Company Accounting Oversight Board on auditor independence.
On an annual basis, the Audit Committee may pre-approve services that are expected to be provided to the Company by our independent registered public accounting firm during the year. Management provides the Audit Committee a quarterly report listing services performed by, and fees paid to, the independent registered public accounting firm during the current year. The Audit Committee has delegated authority to the chair of the Audit Committee to pre-approve any audit or non-audit services to be provided to the Company by the independent registered public accounting firm for which the cost is less than $500,000. The chair must report any pre-approval pursuant to the delegation of authority to the Audit Committee at its next scheduled meeting, and the Audit Committee is then asked to ratify the pre-approved service. For 2021, all services provided by EY were pre-approved.
BOARD RECOMMENDATION ✓
The Board recommends a vote FOR the ratification of the appointment by our Audit Committee of EY as independent registered public accounting firm for 2022.

66      FLUOR CORPORATION | 2022 PROXY STATEMENT

REPORT OF THE AUDIT COMMITTEE
REPORT OF THE AUDIT COMMITTEE
The Audit Committee assists the Board in fulfilling its oversight responsibility for the:
•
Company’s accounting, reporting and financial practices, including the integrity of its financial statements;

•
Company’s compliance with legal and regulatory requirements;

•
independent registered public accounting firm’s qualifications and independence; and

•
performance of the Company’s internal audit function and independent registered public accounting firm.

In carrying out these responsibilities, the Audit Committee, among other things, supervises the relationship between the Company and its independent registered public accounting firm, including making decisions with respect to its appointment or removal, reviewing the scope of its audit services, pre-approving the audit engagement and related fees and non-audit services and related fees and evaluating its independence. The Audit Committee oversees the mandated rotation of the independent registered public accounting firm’s lead engagement partner every five years, and the Audit Committee and its chair are also directly involved in the selection of the independent registered public accounting firm’s new lead engagement partner. In accordance with such rotation, Ernst & Young LLP (EY), the Company’s independent registered public accounting firm since 1973, appointed a new lead engagement partner in 2021. The Audit Committee oversees and evaluates the adequacy and effectiveness of the Company’s systems of internal and disclosure controls and oversees the internal audit function. The Audit Committee has the authority to investigate any matter brought to its attention and may engage outside advisors for such purpose.
Each member of the Audit Committee is independent within the meaning set forth in SEC regulations, NYSE standards and our Corporate Governance Guidelines, and the Board has further determined that Mr. Bennett and Mr. Rose are “audit committee financial experts” as such term is defined in SEC regulations. The Audit Committee acts pursuant to a charter, a copy of which can be found on our website at http://www.fluor.com/sustainability/corporate-governance/corporate-governance-documents.
Management is responsible, among other things, for preparing the financial statements and for the overall financial reporting process, including the Company’s system of internal controls. EY’s responsibilities include auditing the financial statements and expressing an opinion on the conformity of the audited financial statements with U.S. generally accepted accounting principles and an opinion on the Company’s internal control over financial reporting.
As part of its oversight, the Audit Committee reviewed and discussed with management and EY, the audited financial statements for the year ended December 31, 2021. The Audit Committee discussed with EY the matters that are required by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee has received the written disclosures and the letter from EY required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee has discussed with EY its independence from the Company and its management and considered the compatibility of non-audit services with the registered public accounting firm’s independence.

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REPORT OF THE AUDIT COMMITTEE
Based on its review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the 2021 Annual Report on Form 10-K, for filing with the SEC. The Audit Committee has also appointed EY as the Company’s independent registered public accounting firm for 2022.
The Audit Committee
Alan M. Bennett, Chair Rosemary T. Berkery Teri P. McClure Matthew K. Rose

68      FLUOR CORPORATION | 2022 PROXY STATEMENT

STOCK OWNERSHIP
STOCK OWNERSHIP AND STOCK-BASED HOLDINGS OF EXECUTIVE OFFICERS AND DIRECTORS
The following table contains information regarding the beneficial ownership of our common stock as of March 1, 2022 by:
•
each director and nominee for director;

•
each NEO; and

•
all current directors and executive officers of the Company as a group.

Except as otherwise noted, the individual or his or her family members had sole voting and investment power with respect to such shares.
Name of Beneficial Owner	Shares Beneficially Owned(1)	Fluor Stock-Based Holdings(2)	Percent of Shares Beneficially Owned(3)
Directors:			*
Alan M. Bennett	29,886	43,374	*
Rosemary T. Berkery	32,552	50,029	*
Alan L. Boeckmann(4)	419,706	545,146	*
David E. Constable(4)	204,971	600,719	*
H. Paulett Eberhart	18,712	18,712	*
James T. Hackett	42,289	60,906	*
Thomas C. Leppert	20,122	20,122	*
Teri P. McClure	6,358	17,984	*
Armando J. Olivera	28,771	45,046	*
Matthew K. Rose	28,861	34,767	*
NEOs:
Joseph L. Brennan	46,687	93,883	*
Thomas P. D’Agostino	113,755	163,129	*
Mark E. Fields	112,657	238,504	*
Garry W. Flowers(5)	87,364	222,529	*
All directors and executive officers as a group (19 persons)	1,426,557	2,477,553	1.01%

*
owns less than 1% of the outstanding common stock

(1)
The number of shares of common stock beneficially owned by each person is determined under SEC rules. Under these rules, a person is deemed to have “beneficial ownership” of any shares over which that person has or shares voting or investment power, plus any shares that the person may acquire within 60 days. This number of shares beneficially owned therefore includes all shares held in the Company’s 401(k) plan, shares that may be acquired within 60 days pursuant to the exercise of stock options, vesting of RSU or vesting of Performance Award units, and shares that may be acquired within 60 days pursuant to the settlement of vested RSUs deferred by certain non-management directors under the Director Deferred Compensation Program. Included in the number of shares beneficially owned by Messrs. Boeckmann, Brennan, Constable, D’Agostino and Fields, and all directors and executive officers as a group, are 189,846, 21,766, 113,007, 48,119, 42,358, and 566,942 shares, respectively, subject to RSUs or Performance Award units vesting or options exercisable currently or within 60 days after March 1, 2022. Included in the number of shares beneficially owned by Messrs. Bennett, Hackett, Olivera, Rose, and all directors and

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STOCK OWNERSHIP
executive officers as a group, are 6,358, 3,311, 23,366, 8,300 and 41,355 shares, respectively, that may be acquired within 60 days pursuant to the settlement of vested RSUs under the Director Deferred Compensation Program.
(2)
Combines beneficial ownership of shares of our common stock with (i) deferred directors’ fees held by certain non-management directors as of March 1, 2022, in an account economically equivalent to our common stock (but payable in cash and some of which is unvested and attributable to the premium described in “Director Compensation”), (ii) RSUs held by executive officers that vest more than 60 days after March 1, 2022 (which are payable in shares of common stock upon vesting) and (iii) vested RSUs that were awarded to certain non-management directors that are subject to a post-vest holding period and for which shares have not been issued. This column indicates the alignment of the named individuals and group with the interests of the Company’s stockholders because the value of their total holdings will increase or decrease correspondingly with the price of Fluor’s common stock. The amounts described in this footnote are not included in the calculation of the percentages contained in the Percent of Shares Beneficially Owned column of this table.

(3)
The percent ownership for each stockholder on March 1, 2022 is calculated by dividing (i) the total number of shares beneficially owned by the stockholder by (ii) 141,110,704 shares (the total number of shares outstanding on March 1, 2022) plus any shares that may be acquired by that person within 60 days after March 1, 2022 as described in footnote 1 above.

(4)
Mr. Boeckmann and Mr. Constable are also NEOs.

(5)
Stock ownership for Mr. Flowers reflects direct holdings as of June 30, 2021, his last day of employment.

70      FLUOR CORPORATION | 2022 PROXY STATEMENT

STOCK OWNERSHIP
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table contains information regarding the beneficial ownership of our common stock as of the dates indicated below by the stockholders that our management knows to beneficially own more than 5% of our outstanding common stock. The percentage of ownership is calculated using the number of outstanding shares on March 1, 2022.
Name of Beneficial Owner	Shares Beneficially Owned	Percent of Class
BlackRock, Inc.	16,366,434(1)	11.6%
Wellington Management Group LLP	16,264,439(2)	11.5%
The Vanguard Group	13,192,967(3)	9.3%
The Bank of New York Mellon Corporation	10,139,132(4)	7.2%
FMR LLC	9,761,400(5)	6.9%
Hotchkiss and Wiley Capital Management, LLC	7,937,871(6)	5.6%

(1)
Based on information contained in Amendment No. 8 to the Schedule 13G filed with the Securities and Exchange Commission on January 28, 2022 by BlackRock, Inc. (“BlackRock”), which indicates that, as of December 31, 2021, BlackRock and certain of its subsidiaries had sole voting power relative to 15,944,139 shares, shared voting power relative to 0 shares, sole dispositive power relative to 16,366,434 shares and shared dispositive power relative to 0 shares. The address of BlackRock is 55 East 52nd Street, New York, NY 10055.

(2)
Based on information contained in Amendment No. 1 to the Schedule 13G filed with the Securities and Exchange Commission on February 14, 2022 by Wellington Management Group LLP (“Wellington”), which indicates that, as of December 31, 2021, Wellington and certain of its subsidiaries had sole voting power relative to 0 shares, shared voting power relative to 15,001,372 shares, sole dispositive power relative to 0 shares and shared dispositive power relative to 16,242,439 shares. The address of Wellington is 280 Congress Street, Boston, MA 02210.

(3)
Based on information contained in Amendment No. 9 to the Schedule 13G filed with the Securities and Exchange Commission on February 10, 2022 by The Vanguard Group (“Vanguard”), which indicates that, as of December 31, 2021, Vanguard had sole voting power relative to 0 shares, shared voting power relative to 115,846 shares, sole dispositive power relative to 12,959,548 shares and shared dispositive power relative to 233,419 shares. The address of Vanguard is 100 Vanguard Blvd., Malven, PA 19355.

(4)
Based on information contained in the Schedule 13G filed with the Securities and Exchange Commission on February 2, 2022 by The Bank of New York Mellon Corporation (“BNY Mellon”), which indicates that, as of December 31, 2021, BNY Mellon and certain of its subsidiaries had sole voting power relative to 9,491,329 shares, shared voting power relative to 1,539 shares, sole dispositive power relative to 4,611,346 shares and shared dispositive power relative to 5,329,515 shares. The address of BNY Mellon is 240 Greenwich Street, New York, NY 10286.

(5)
Based on information contained in the Schedule 13G filed with the Securities and Exchange Commission on February 9, 2022 by FMR LLC (“FMR”), which indicates that, as of December 31, 2021, FMR and certain of its subsidiaries had sole voting power relative to 1,184,978 shares, shared voting power relative to 0 shares, sole dispositive power relative to 9,761,400 shares and shared dispositive power relative to 0 shares. The address of FMR is 245 Summer Street, Boston, MA 02210.

(6)
Based on information contained in the Schedule 13G filed with the Securities and Exchange Commission on February 10, 2022 by Hotchkiss and Wiley Capital Management, LLC (“HWCM”), which indicates that, as of December 31, 2021, HWCM had sole voting power relative to 7,470,871 shares, shared voting power relative to 0 shares, sole dispositive power relative to 7,937,871 shares and shared dispositive power relative to 0 shares. The address of HWCM is 601 S. Figuera Street 39th Fl, Los Angeles, CA 90017.

   FLUOR CORPORATION | 2022 PROXY STATEMENT      71

DELINQUENT SECTION 16(a) REPORTS
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of Fluor common stock to file with the SEC reports regarding their ownership and changes in ownership of our securities. In addition to requiring prompt disclosure of open-market purchases or sales of Company shares, Section 16(a) applies to technical situations. The Company maintains and regularly reviews procedures to assist the Company in identifying reportable transactions and assists our directors and executive officers in preparing reports regarding their ownership and changes in ownership of our securities and filing those reports with the SEC on their behalf. Based solely upon a review of filings with the SEC, a review of Company records and written representations by our directors and executive officers, the Company believes that all Section 16(a) filing requirements were complied with for 2021, with the exception of: Joseph L. Brennan filed one Form 4 amendment and one late Form 4, each relating to one transaction; James R. Breuer filed one Form 3 amendment and one late Form 4, each relating to one transaction; Alvin C. Collins III filed one Form 3 amendment and one late Form 4, each relating to one transaction; and Thomas P. D’Agostino filed one late Form 4 relating to one transaction.
OTHER BUSINESS
The Company does not intend to present any other business for action at the annual meeting and does not know of any other business intended to be presented by others.

72      FLUOR CORPORATION | 2022 PROXY STATEMENT

ADDITIONAL INFORMATION
ADDITIONAL INFORMATION
Electronic Delivery of Our Stockholder Communications
If you received the Notice or proxy materials by mail, we strongly encourage you to conserve natural resources and reduce the Company’s printing and processing costs by signing up to receive your stockholder communications via e-mail. With electronic delivery, we will notify you via e-mail as soon as the annual report and the proxy statement are available online, and you can submit your vote easily online. Electronic delivery can help reduce the number of bulky documents in your personal files and eliminate duplicate mailings. Your electronic delivery enrollment will be effective until you cancel it. To sign up for electronic delivery, go to http://enroll.icsdelivery.com/fluor. If you have questions about electronic delivery, please call your brokerage firm or our investor relations department at (469) 398-7222.
Expenses of Solicitation and “Householding” of Proxy Materials
The expense of the proxy solicitation will be paid by the Company. Some officers and employees may solicit proxies personally, by phone or electronically, without additional compensation. Innisfree M&A Incorporated has been engaged to assist in the solicitation for which it will receive approximately $20,000 plus reimbursement of reasonable expenses incurred on our behalf. The Company also expects to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of the Company’s common stock.
SEC rules permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the Notice or certain proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders, cost savings for companies and benefits to the environment. The Company and some brokers will be householding the Notice and proxy materials for stockholders who do not participate in electronic delivery of proxy materials unless contrary instructions are received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding the Notice or proxy materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of the Notice or proxy materials, or if you share an address with another stockholder and you would prefer to receive a single copy of the Notice or proxy materials instead of multiple copies, please notify Fluor’s investor relations department at (469) 398-7222 or Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039 or, if your shares are held in a brokerage account, your broker. The Company promptly will deliver to a stockholder who received one copy of the Notice or proxy materials as the result of householding a separate copy of the Notice or proxy materials upon the stockholder’s written or oral request directed to Fluor’s investor relations department at (469) 398-7222 or Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039. Please note, however, that if you wish to receive a paper proxy card or other proxy materials for purposes of this year’s annual meeting, you should follow the instructions provided in the Notice.
Annual Report
Any stockholder who would like a copy of our 2021 Annual Report on Form 10-K, including the financial statements, may obtain one, without charge, by addressing a request to the Secretary, Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039. You may also obtain access to a copy of the Form 10-K in the investor relations section of our website at www.fluor.com.

   FLUOR CORPORATION | 2022 PROXY STATEMENT      73

ADDITIONAL INFORMATION
2023 ANNUAL MEETING OF STOCKHOLDERS
We anticipate that the 2023 annual meeting of stockholders will be held on or about May 4, 2023.
Advance Notice Procedures
Under the Company’s Bylaws, stockholders may nominate directors or bring other business before an annual meeting if written notice is delivered to the Company’s Secretary (containing certain information specified in the Bylaws about the stockholder and the proposed action) not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting — that is, with respect to the 2023 annual meeting, between January 5, 2023 and February 4, 2023. These requirements are separate from the Company’s proxy access procedures and the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement (which are described below). Any notices should be sent to: Secretary, Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039. The chair of the meeting may refuse to acknowledge or introduce any stockholder proposal or nomination if notice thereof is not received within the applicable deadlines or does not comply with the Bylaws. If a stockholder fails to meet these deadlines or fails to satisfy the requirements of Rule 14a-4 under the Exchange Act, the Company may exercise discretionary voting authority under proxies it solicits to vote on any such proposal as it determines appropriate. In addition, the deadline for providing notice to the Company under Rule 14a-19, the SEC’s universal proxy rule, of a stockholder’s intent to solicit proxies in support of nominees submitted under the advance notice bylaws for our 2023 annual meeting is March 6, 2023.
Proxy Access Procedures
The Company’s Bylaws permit a stockholder, or group of up to 20 stockholders, owning continuously for at least three years shares of Fluor stock representing an aggregate of at least 3% of our outstanding shares, to nominate and include in the Company’s proxy materials director nominees constituting up to the greater of two or 20% of the Company’s Board, provided that the stockholder(s) and nominee(s) satisfy the requirements in our Bylaws. Written notice of proxy access director nominees must be received not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date the definitive proxy statement was first sent to stockholders in connection with the preceding year’s annual meeting — that is, with respect to the 2023 annual meeting, between October 18, 2022 and November 17, 2022. Any notices should be addressed to the Secretary, Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039.
Stockholder Proposals for the 2023 Annual Meeting
Stockholders interested in submitting a Rule 14a-8 proposal for inclusion in the proxy materials for the annual meeting of stockholders in 2023 may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. To be eligible for inclusion, stockholder proposals should be received by the Company’s Secretary no later than the close of business on November 17, 2022. Any proposals should be sent to: Secretary, Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039.

74      FLUOR CORPORATION | 2022 PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
Why did I receive a notice regarding internet availability of proxy materials instead of a full set of printed materials?
As permitted by SEC rules, we are making this proxy statement and our annual report available to our stockholders electronically, rather than mailing printed copies of these materials to each stockholder. We believe that this process will expedite stockholders’ receipt of proxy materials, lower the costs of the annual meeting and help to conserve natural resources. Each stockholder (other than those who previously requested electronic delivery of all materials or previously elected to receive a paper copy of the proxy materials) will receive a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access and review the proxy materials on the internet, including our proxy statement and our annual report, and how to access an electronic proxy card to vote on the internet or by phone. The Notice also contains instructions on how to receive a paper copy of the proxy materials. If you receive a Notice, you will not receive a printed copy of the proxy materials unless you request one. If you receive a Notice and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice.
Who is entitled to vote at the meeting?
The Board set March 7, 2022 as the record date for the 2022 annual meeting. If you were a stockholder of record at the close of business on March 7, 2022, you are entitled to vote at the 2022 annual meeting.
What are my voting rights?
Stockholders have one vote for each share of Fluor common stock owned by them as of the close of business on March 7, 2022, the record date, with respect to all business of the meeting. There is no cumulative voting.
How many shares must be present to hold a meeting?
On March 7, 2022, the Company had 141,222,388 shares of common stock outstanding. The presence at the meeting, in person (online) or by proxy, of a majority of the outstanding shares of Fluor common stock on the record date will constitute a quorum. Abstentions and broker non-votes (broker-held shares for which the brokers have not received voting instructions from clients and with respect to which the brokers do not have discretionary authority to vote on a matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the annual meeting.
How do I vote my shares?
If you are a stockholder of record as of the record date, you may authorize the voting of your shares in any of the following ways by following the instructions in the Notice:
•
at www.proxyvote.com;

•
telephonically by calling 1-800-690-6903;

•
by completing, signing and mailing the printed proxy card, if you received or requested a paper copy of the proxy materials; or

•
online during the virtual annual meeting.

Authorizations submitted at www.proxyvote.com or by phone must be received by 11:59 p.m. Eastern Daylight Time on May 4, 2022.

   FLUOR CORPORATION | 2022 PROXY STATEMENT      75

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
If the shares you own are held in “street name” by a bank, brokerage firm or other nominee, that nominee may provide you with a Notice. Follow the instructions on the Notice to access our proxy materials and vote online, or to request a paper or email copy of our proxy materials. If you receive these materials in paper form, a voting instruction card is included so you can instruct your bank, broker or other nominee how to vote your shares.
How do I vote if my shares are held in Company retirement plans?
If you hold any shares in Company retirement plans, you are receiving, or are being provided access to, the same proxy materials as any other stockholder of record. However, your proxy vote will serve as voting instructions to The Northern Trust Company, as trustee of the plans. If voting instructions (or any revocation or change of voting instructions) are not received by the trustee by 5:59 p.m. Eastern Daylight Time on May 3, 2022, or if you do not provide properly completed and executed voting instructions, any shares you hold in Company retirement plans will be voted by the trustee in favor of the nine nominees for director, and in proportion to the manner in which the other Company retirement plan participants vote their shares with respect to the other proposals.
What vote is required for the election of directors and the other proposals?
Proposal 1 — Election of Directors
Each director nominee receiving the majority of votes cast (number of shares voted “for” a director nominee must exceed the number of shares voted “against” that director nominee) will be elected as a director, provided that if the number of nominees exceeds the number of directors to be elected (a situation we do not anticipate), the directors shall be elected by a plurality of the votes cast. Abstentions and broker non-votes are not counted in the determination of votes cast, and thus do not have an effect on the outcome of voting for directors.
Proposals 2 and 3 — Executive Compensation and Auditors
With respect to each of Proposals 2 and 3, the affirmative vote of the majority of shares represented in person (online) or by proxy at the annual meeting and entitled to vote on the proposal is required. Abstentions have the same effect as a vote “against” Proposals 2 and 3, and broker non-votes (if applicable) do not have an effect on the outcome of these proposals. Each of these votes is advisory, and the Board will give consideration to the voting results.
Broker Discretionary Voting
If your shares are held in street name and you do not provide voting instructions to your broker in advance of the annual meeting, NYSE rules allow, but do not require, your broker to vote your shares on “routine matters,” including the ratification of the independent auditors (Proposal 3). However, the proposals regarding the election of directors and the advisory vote to approve executive compensation are not considered “routine matters.” Therefore, if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on Proposals 1 and 2. We urge you to promptly provide voting instructions to your broker to ensure that your shares are voted on all of the proposals, even if you plan to attend the annual meeting. Please follow the instructions set forth in the Notice.
What if I do not specify how I want my shares voted?
For shares other than shares held in Company retirement plans or held in street name, if you properly submit a proxy without giving specific voting instructions, the proxyholders named therein will vote in accordance with the recommendation of the Board: (1) FOR the election of the nine director nominees listed above, (2) FOR the advisory resolution to approve executive compensation and (3) FOR the ratification of the appointment of EY as independent registered public accounting firm for 2022. As to

76      FLUOR CORPORATION | 2022 PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
any other business that may properly come before the meeting, the proxyholders will vote in accordance with their best judgment, although the Company does not presently know of any other business.
Can I revoke my proxy or change my vote after submitting my proxy?
For shares held of record, you may revoke your proxy or change your voting instructions by submitting a later-dated vote via the internet, by phone or by delivering written notice to the Secretary of the Company at any time prior to 24 hours before the commencement of the annual meeting, or by joining the virtual annual meeting and following the voting instructions provided on the meeting website. If you are a participant in Company retirement plans, you may revoke your proxy and change your vote, but only until 5:59 p.m. Eastern Daylight Time on May 3, 2022. If the shares you own are held in street name by a bank, brokerage firm or other nominee, you should contact that nominee if you wish to revoke or change previously given voting instructions.
How do I attend the meeting?
To support the health and well-being of our employees and our stockholders, this year’s annual meeting will be held exclusively online, with no option to attend in person. The Company has sought to provide stockholders with the same rights and opportunities to participate in the annual meeting online as in person. If you plan to join the virtual meeting, visit www.virtualshareholdermeeting.com/FLR2022 and use your 16-digit control number provided in the Notice or proxy card to log into the meeting. If your shares are held in “street name” by a bank, brokerage firm or other nominee, you may participate in the annual meeting online, vote and submit questions during the meeting by visiting the meeting website and logging in with the control number on the voting instruction form or Notice sent to you. We encourage stockholders to log in to the website and access the meeting early, beginning approximately 15 minutes before the annual meeting’s 8:30 a.m. Central Daylight start time. We will have technicians available to assist with any difficulties you may have accessing the annual meeting. If you experience technical difficulties, contact the technical support telephone number posted on www.virtualshareholdermeeting.com/FLR2022.
In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the meeting, the chair of the meeting will convene the meeting at 8:30 a.m. CDT on the date specified above and at the Company’s address specified below solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair. Under either of the foregoing circumstances, we will post information regarding the announcement on the investor relations page of the Company’s website at investor.fluor.com.
Will I be able to ask questions and participate in the virtual annual meeting?
Stockholders of record and proxy holders who provide their valid 16-digit control number will be able to participate in the annual meeting by voting their shares as outlined above. Such persons may also submit questions in advance of the annual meeting beginning approximately two weeks prior to the meeting until 11:59 p.m., Eastern Daylight Time on Friday, April 30, 2022, by logging into www.proxyvote.com and following the instructions on the website.
We will answer questions that are pertinent to the annual meeting or the Company’s business and that comply with the meeting rules of conduct during the annual meeting of stockholders, subject to time constraints. If we receive substantially similar questions, we may group such questions together. If we do not have sufficient time to respond to proper questions during the meeting, we will post those questions and responses on the investor relations page of our website as soon as practicable following the meeting. Questions regarding personnel matters or matters not relevant to meeting matters will not be answered. In addition, a replay of the annual meeting will be made available on our investor relations website as soon as practicable following the meeting.

   FLUOR CORPORATION | 2022 PROXY STATEMENT      77

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
Beginning 15 minutes prior to, and during, the annual meeting, the list of our stockholders of record entitled to vote will be available for viewing at www.virtualshareholdermeeting.com/FLR2022 for any purpose germane to the meeting by stockholders of record with their valid 16-digit control number.
Additional information regarding the rules and procedures for participating in the virtual annual meeting (including the Q&A process, such as the number and types of questions permitted, the time allotted for questions, and how questions will be recognized, answered and disclosed) will be provided in our meeting rules of conduct, which stockholders can view once they log on to the meeting website.

John R. Reynolds Executive Vice President, Chief Legal Officer and Secretary
March 17, 2022
Irving, Texas

78      FLUOR CORPORATION | 2022 PROXY STATEMENT

FLUOR CORPORATION 6700 LAS COLINAS BLVD. IRVING, TX 75039 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 5:59 P.M. Eastern Daylight Time on May 3, 2022 (benefit plan shares) or 11:59 P.M. Eastern Daylight Time on May 4, 2022 (registered shares). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting — Go to www.virtualshareholdermeeting.com/FLR2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch- tone telephone to transmit your voting instructions up until 5:59 P.M. Eastern Daylight Time on May 3, 2022 (for shares allocable to a benefit plan account) or 11:59 P.M. Eastern Daylight Time on May 4, 2022 (for registered shares). Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage -paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D68764-P68186 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY FLUOR CORPORATION The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: A. Alan M. Bennett B. Rosemary T. Berkery C. David E. Constable D. H. Paulett Eberhart E. James T. Hackett F. Thomas C. Leppert G. Teri P. McClure H. Armando J. Olivera I. Matthew K. Rose For Against Abstain The Board of Directors recommends you vote FOR proposal 2. 2. An advisory vote to approve the company’s executive compensation. The Board of Directors recommends you vote FOR proposal 3. 3. The ratification of the appointment by our Audit Committee of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2022. NOTE: I also authorize my proxies to vote in their discretion with respect to such other business as may properly come before the meeting or any adjournment thereof. For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

FLUOR CORPORATION 2022 Annual Meeting of Stockholders May 5, 2022 You are cordially invited to join the 2022 Annual Meeting of Stockholders which will be held on Thursday, May 5, 2022, beginning at 8:30 a.m. Central Daylight Time online at www.virtualshareholdermeeting.com/FLR2022 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com D68765-P68186 FLUOR CORPORATION Annual Meeting of Stockholders This proxy is solicited by the Board of Directors The undersigned, a stockholder of Fluor Corporation, a Delaware corporation, revoking any proxy previously given, hereby constitutes and appoints J.R. Reynolds and E.P. Helm, or either of them, the true and lawful agents and proxies of the undersigned with full power of substitution in each, to vote the shares of common stock of Fluor Corporation standing in the name of the undersigned at the Annual Meeting of Stockholders of Fluor Corporation, on Thursday, May 5, 2022 at 8:30 a.m. Central Daylight Time, and at any adjournment or postponement thereof with respect to the proposals listed on the reverse side of this proxy card and upon such other matters as may be properly presented. If you are a stockholder of record, this proxy card when properly executed will be voted as directed by the undersigned stockholder and in accordance with the discretion of the proxies as to any other matters that are properly presented. If no such direction is made, this proxy card will be voted FOR the election of the nine nominees for director, FOR the advisory resolution to approve the company’s executive compensation, and FOR the ratification of the appointment by our Audit Committee of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2022. If you are a participant in a 401(k) or other retirement plan sponsored by Fluor Corporation or a subsidiary (the “Company Retirement Plans”), this proxy represents the number of Fluor Corporation shares allocable to that plan account as well as other shares registered in your name. As a participant in and a named fiduciary under the Company Retirement Plans, you have the right to direct the Northern Trust Company, as trustee, how to vote the shares of Fluor Corporation allocated to the plan account as well as a portion of any shares for which no timely voting instructions are received from other participants with respect to Proposals 2-3. If the trustee does not receive voting instructions from you by 5:59 p.m. Eastern Daylight Time on May 3, 2022, the trustee will vote FOR the nominees for Director in Proposal 1 and, with respect to Proposals 2-3, will vote the shares allocated to the plan account in the same proportion as it votes the shares for which it has received such instructions unless to do so would be inconsistent with the trustee’s duties. If other matters come before the meeting, the named proxies will vote plan shares on those matters in their discretion. Continued and to be signed on reverse side